As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. [__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3690	98-0187705
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

Telephone: (855) 777-0888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation

251 Little Falls Drive

Wilmington, Delaware 19808

Telephone: (302) 636-5440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Telephone: (561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 15, 2022

BITECH TECHNOLOGIES CORPORATION

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

This prospectus relates to the resale from time to time of 141,954,924 shares of our common stock, par value $0.001 per share (“common stock”) held by the selling securityholders named in this prospectus or their permitted transferees (“Selling Stockholders”).

The Selling Stockholders will sell their shares registered for resale in this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We will not receive any of the proceeds from the sale of the securities owned by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of securities. See “Plan of Distribution” beginning on page 75 of this prospectus.

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “BTTC.” On August 4, 2022, the last reported sale price of our common stock was $0.159.

Our principal executive offices are located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2022.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our ability to develop and manufacture each of the components of the Evirontek Integrated Platform, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.

●	our ability to engage target customers successfully and to convert such contacts into meaningful orders in the future.

●	our future financial performance;

●	changes in the market for our products and services;

●	the rapidly changing regulatory and legal environment in which we operate, may lead to unknown future challenges to operating our business or which may subject our business to added costs and/or uncertainty regarding the ability to operate; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	Our ability to develop and manufacture each of the components of the Evirontek Integrated Platform, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.
●	Our ability to engage target customers successfully and to convert such contacts into meaningful orders in the future.
●	Our ability to establish supply relationships for necessary components and materials which could prevent or delay the introduction of our planned products and negatively impact our business.
●	Our ability to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing, manufacturing plant operations and support personnel, our ability to compete and successfully grow the business could be harmed.
●	Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.
●	Our business model of manufacturing the components of the Evirontek Integrated Platform is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.
●	We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.
●	Other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate name, logo and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the Tesdison System Solution we are developing. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “we,” “us,” “our,” or “the Company” refers to “Bitech Technologies Corporation,” a Delaware corporation, and its consolidated subsidiaries.

Our Company

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Our goal is to change the future of the cryptocurrency mining businesses by providing our patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable.

We plan to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”, (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”, (3) BESS technology solution for power grid efficiency, and (4) other complementary clean energy technologies that we plan to acquire. Combined, we refer to these technologies as the Evirontek Integrated Platform.

To respond to the current increasing demand in energy efficiency solutions while expanding our potential revenue options, we also plan to (1) become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solution in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control, and (2) penetrate into the solar power plant market and partner with or acquire outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

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Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Corporate History and General Development of our business

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) was incorporated under the laws of Delaware on March 4, 1998. We changed our name from Spine Pain Management Inc. to Spine Injury Solutions, Inc. on October 1, 2015. On April 29, 2022 we changed our name to Bitech Technologies Corporation as part of the expansion of our business to focus on the introduction of Tesdison technology, a patented self-charging technology to provide a green energy solution to the cryptocurrency mining sector as discussed in this prospectus. Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it received the necessary documentation to process our request to change our corporate name to Bitech Technologies Corporation and trading symbol on the OTCQB tier of the OTC Markets Group. Inc. to “BTTC”.

From 2009 to 2018, we operated as a technology, marketing, billing, and collection company facilitating diagnostic services for patients who have sustained spine injuries resulting from traumatic accidents.

During the fourth quarter of 2018, we discontinued our involvement in future medical procedures pursued the collection of previously funded procedures and continued in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”).

Our wholly owned subsidiary, Bitech Mining Corporation (“Bitech Mining”) was founded on January 21, 2021 in the state of Wyoming by Benjamin Tran and Michael Cao. Mr. Tran has been serving as Bitech’s Chairman and Chief Executive Officer since its inception. Mr. Cao has been serving as a member of the board of directors of Bitech Mining.

On January 15, 2021, Bitech Mining acquired the global exclusive license of Tesdison technology (U.S. patent No. 10,547,179 B2 - High electric Power Generation and Charging System) for the crypto mining vertical market worldwide from licensor Supergreen Energy Corp.

On May 3, 2021, Bitech Mining started its initial launch of Evirontek, an integrated technology platform of Bitech Mining to provide integrated solutions to the crypto mining industry to include (1) U.S. patented Tesdison technology, and (2) Bitech Intellisys-8, an in-house proprietary system architectural design for crypto miners.

On October 25, 2021, Bitech Mining executed the amendment from its licensor to upgrade from 4-year exclusivity license to the perpetual exclusive license for the crypto mining vertical market worldwide.

In 2021, Bitech Mining started the architecture design of Bitech Intellysis-8 and engaged with its Chief Scientific Advisor Calvin Cao who is the inventor of Tesdison technology to lead the technical implementation and commercialization of the Tesdison technology and hired Robert Brilon to serve Bitech Mining in the capacity of its Chief Financial Officer.

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On March 31, 2022, the shareholders of Bitech Mining acquired the control of Bitech Technologies Corporation (formerly, Spine Injury Solutions, Inc.). See “Prospectus Summary - Acquisition of Bitech Mining”.

In April 2022, we hired Roy Bao as our Chief Technology Officer to continue the development of the Evirontek Integrated Platform and identify and/or manage new energy projects that we believe are positioned to generate revenue as well as leading the efforts of our plans to acquire new energy technology in order to enhance our technology portfolio.

Acquisition of Bitech Mining

We acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). Pursuant to Share Exchange Agreement, we acquired from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, we issued to the Sellers an aggregate of 9,000,000 shares of our newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share received 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of our common stock (the “Company Common Stock”) on June 27, 2022 when we filed an amendment to our Certificate of Incorporation increasing the number of shares of our authorized common stock so that there were a sufficient number of shares of our common stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of our capital stock on a fully diluted basis.

The following agreements were entered into in connection with our acquisition of Bitech Mining:

Management Services Agreement. On the Closing Date, the Company, its wholly owned subsidiary Quad Video Halo, Inc. (“Quad”) and Peter L. Dalrymple (“Dalrymple”), a director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). In exchange for providing the Services, we agreed to pay Dalrymple a fee equal to the net revenues derived from these operations after payment of all operating expenses related to such operations. The term of the MSA commences on the Closing Date and continues until the earlier to occur of the following: (i) 90 days after the Closing Date; (ii) the Company and Dalrymple’s mutual written consent; or (iii) any material breach of the MSA by either party, provided that the breaching party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice.

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Promissory Note Amendment. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note (the “Note Amendment”) whereby Dalrymple agreed that (i) the principal and accrued interest outstanding under the Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 issued by the Company in favor of Dalrymple (collectively, the “Note”) is $95,000 as of the Closing Date, (ii) the date on which the outstanding principal and accrued interest is due is 90 days after the Closing Date, (iii) any obligations of (x) the Company that become due and owing to Bitech Mining or the Sellers under Section 4.07(c) of the Share Exchange Agreement or (y) that become due and owing under Section 6.12 of the MSA may be offset against any amounts owed by the Company or Quad under the Note and (iv) all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and BTTC who is not a party to the Note as of the Closing Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equity holder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties.

Security Agreement Amendment. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement (the “Security Agreement Amendment”) whereby the parties to that agreement agreed that (i) Quad shall be included with the Company as an additional debtor for all purposes in the Security Agreement entered into between the Company and Dalrymple dated August 31, 2020 (the “Security Agreement”), (ii) Quad’s collateral obligations under the Security Agreement shall only relate to its accounts receivable, and the collateral described relating to “Pledged Securities” as defined in the Security Agreement shall not apply to Quad’s obligations under the Security Agreement, (iii) our pledge of its accounts receivables as provided for in the Security Agreement will be limited solely to our accounts receivables in existence as of March 27, 2022 at 11:59 P.M. ET, and shall not apply to any after acquired accounts receivables and (iv) the Company is authorized to file an amended financing statement to reflect the terms of Security Agreement Amendment and Quad shall promptly file a financing statement reflecting the terms set for in such amendment.

Disposition of Quad Video Assets

On June 30, 2022 (the “Effective Date”), we completed the sale of all of the assets of our wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets to Quad Holdings which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Under the terms of the Quad Video APA, the Buyers cancelled a promissory note with an approximate principal balance of $8,789 plus accrued interest as of the Effective Date and a security agreement securing payment of that note pursuant to a Secured Promissory Note and Security Agreement Cancellation Agreement and assumed all liabilities related the Quad Video’s operations and the Quad Video Assets and terminated the Management Services Agreement entered into among the Company, Quad Video and Dalrymple dated March 31, 2022 pursuant to a Management Services Termination Agreement.

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In addition, on the Effective Date, we completed the sale of certain accounts receivables related to our spine pain management business pursuant to the terms of an Asset Purchase Agreement entered into among the Company, SPIN Collections LLC, a company owned or controlled by Dalrymple and Dalrymple (the “SPIN Accounts Receivable APA”). The consideration received by the Company in connection with the SPIN Accounts Receivable APA was nominal and immaterial.

Series A Preferred Stock Conversion

Effective as of June 27, 2022, we issued an aggregate of 485,781,168 shares (the “Conversion Shares”) of our common stock upon the conversion of 9,000,000 shares of our Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The shares of the Series A Preferred were issued to the former shareholders of Bitech Mining on March 31, 2022 in exchange for their shares in Bitech Mining representing 100% of the issued and outstanding shares of Bitech Mining. The Series A Preferred automatically converted into our common stock upon our filing of a Certificate of Amendment to our Certificate of Incorporation, as amended on June 27, 2022.

Our Business

We are a development-stage technology company dedicated to providing a suite of revolutionary electrical power generation technologies we call the “Evirontek Integrated Platform” as discussed below.

Overview of Bitech’s Business

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Bitech’s primary goal is to change the future of the cryptocurrency mining businesses by providing a U.S. patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable. In addition, to respond to the current increasing demand for energy efficiency solutions while expanding our potential revenue options, we also seek to participate in providing high-efficiency energy solutions to data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives

We plan to initially market the “Evirontek Integrated Platform” to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of:

(1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”,

(2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”,

(3) BESS technology solution for power grid efficiency, and

(4) other complementary clean energy technologies that we plan to acquire .

Combined, we refer to these technologies as the Evirontek Integrated Platform.

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We also plan to enter the BESS solution business in a two-pronged approach:

(1) Become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solutions in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control; and

(2) Penetrate into the solar power plant market and partner with or acquire operators of outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

To generate recurring revenue from the BESS solution, we plan to qualify as a Resource Entity (RE) with the Electric Reliability Council of Texas or ERCOT, and partner with a local Qualified Scheduling Entity (QSE) to allow communication on buy and sell schedules between the RE and the grid for daily payment and engage with a selected Energy Management System solution provider or EMS to manage intelligent control in interfacing with the grid via our Generation Resource with a specific Load Resource to buy power from the grid at off-peak schedules and supply power back to the grid at peak schedules at a distribution level with controllable demand response. Once our Tesdison system solution is approved with the QSE, we plan to apply as an RE using our state-of-the-art BESS solution initially and add on the Tesdison system as a generator capable of providing net output of energy to the ERCOT system known as a “Non-modeled Generator”.

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The Tesdison System

The Tesdison System is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries as well as provide energy for other uses. Bitech intends to develop a large scale Tesdison System based on the current prototype. The prototype Tesdison System utilizes patented technology that:

●	Enables the generation of electricity to enhance battery storage efficiency
●	Is a modular and scalable electrical storage and power generation device,
●	Is capable of distributing a steady stream of 120/220/480 volts of electricity, and
●	Can be run in concert with other units to generate a constant, uninterrupted supply of electricity 24 hours per day at any desired voltage.

The Tesdison System technology was validated by National Technical Systems, Inc. (“NTS”) on September 17, 2019. Established in 1961, NTS is a global provider of testing, inspection and certification services.

The Tesdison technology commercialization plan has three phases:

(1)	Alpha Production: We plan to produce five (5) 100KW Alpha Tesdison units to be deployed at the test sites of our customers and incorporate learnings to update the Tesdison system to create a beta version of the system.

(2)	Beta Production: We plan to produce additionally five (5) 100KW Beta Tesdison units to be deployed at a customer test site and incorporate additional learnings to update the system to a final version before mass production.

(3)	Mass production: We plan to mass produce stand-alone Tesdison systems starting with 1MW systems for smaller crypto miners and take purchase orders for specific power requirements from committed customers for much higher power requirements.

We have identified potential manufacturing options for building Tesdison systems. We are performing due diligence and exploring pricing options with technologically advanced manufacturers in the United States in order to select the most suitable manufactures who can demonstrate long-term commitment, and the highest level of technology, quality, reliable shipment schedule, and customer support excellency.

The Bitech Intellisys-8 Chipset Solution (“Intellisys-8”)

The planned Intellisys-8 Chipset Solution is a combination of computer chips and other hardware components that will be driven by software that is intended to reduce power consumption and heat in computer systems and accelerate their computational speed. The solution will include a central intelligent controller that controls a power management controller, a climate controller, distributing processing controller and internet interface.

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Below is a diagram of the Evirontek Integrated Platform:

Revenue Model

Bitech’s planned revenue model is a six -pronged revenue ecosystem including (1) initial set up fees, (2) system building services, (3) cryptocurrency production revenue sharing, (4) recurring revenue from operating as a Resource Entity to produce energy using grid-interfacing BESS solution, (5) mass production sales of smaller scale systems using the Tesdison Technology, and (6) royalty fees from non-cryptocurrency businesses that use the Tesdison Technology.

The recurring revenue nature of our planned crypto-production sharing is intended to be our main revenue source, enhanced with other potential revenue streams to strengthen our business longevity. At times, we plan to offer customized power-saving system buildings for data centers and power plants using our licensed Tesdison Technology while providing working capital to support the continued expansion of all six prongs of our planned revenue model. Bitech, while introducing the Tesdison Technology to business partners throughout the world, also expects to benefit from collecting a portion of any revenue derived from various large-scale commercialization projects with partners, using this technology to replace other outdated, ineffective power solutions in data centers.

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The following diagram illustrates our planned revenue model:

Marketing Plans

We plan to, in conjunction with international business developers, seek cryptocurrency mining partners with large-scale productions to facilitate and initially market the Tesdison Technology solution and implement its planned revenue share business model with cryptocurrency miners of the most popular cryptocurrencies such as Bitcoin and Ethereum. Once development of the Intellisys-8 has been completed, we intend to integrate this solution with the Tesdison Technology and market this solution as the Evirontek Integrated Platform. Bitech has an exclusive license to use the Tesdison Technology in the cryptocurrency industry. We can also offer the Tesdison Technology pursuant to our license agreement on a non-exclusive basis to any other industry application outside of the cryptocurrency industry to include data centers, solar power plants, natural resource mining, data centers, and many other renewable initiatives.

We plan to capture market share in three tiers as depicted in the diagram below. We plan to take a strategic approach by partnering with major players of in the cryptocurrency mining industry to accelerate revenue generation in order to quickly obtain sizable market share executing its revenue sharing model via technology licensing and solution-driven implementations. Bitech has created a market penetration model that accommodates its “green tech” brand recognition with plans for global expansion and balanced revenue lines between three major customer tiers, primarily including (1) cryptocurrency mining market leaders, (2) data centers and power plants, and (3) other industries that are heavy users of electricity that seek to reduce operating costs by reducing their costs of electricity.

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Core Technology

The Evirontek technology integrated platform includes both a renewable energy system solution using Tesdison Technology for power saving and a chipset solution using the Bitech Intellisys-8 architecture we are developing based on its design to reduce power consumption and heat in computer systems and accelerate their computational speed.

We plan to offer the patented Tesdison Technology with its expected cost savings, reliability and scalability solution to clients and client partners via a licensing model with revenue-sharing partnerships. The proprietary Tesdison Technology has been shown to generate up to twice the original energy output and is a modular, scalable storage and power generation solution. Tesdison Technology distributes a steady stream of 120/220/480 VAC output and multiple Tesdison units can be run in concert to generate a constant, uninterrupted supply of electricity 24 hours a day at any desired voltage.

Our core technology Tesdison system is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries using the same energy storage source to power an electro-mechanical system for generating electricity. Part of the output of the electro-mechanical system for generating electricity is fed back to the energy storage source to recharge the storage source, as well as provide energy to charge a second energy storage system.

Cryptocurrency Mining Industry

The global cryptocurrency market is expected to grow at a compound annual growth rate (CAGR) of 30% from 2019 to 20261.

The global cryptocurrency mining market size is projected to reach US$ 2,584.6 million by 2026, from US$ 1,015.9 million in 2020, at a CAGR of 16.8% during 2021-20262.

According to The Block Research, bitcoin miners made more than $15 billion in revenue over the course of 2021. The estimate represents a year-over-year increase of 206%. The bitcoin mining revenue peaked in March last year, when miners brought in some $1.75 billion, including $167 million in transaction fees. Throughout the year, bitcoin mining revenue was buoyed by soaring prices for the digital asset, which hit an all-time high in early November 2021. The scenario was no different for Ethereum miners. “Ethereum miners have generated a total of $16.5 billion in revenue, representing a year-on-year increase of 678%, a record revenue year,” says the report3.

The United States is now the bitcoin mining capital of the world. It is because China has recently banned all domestic cryptocurrency mining in June 2021 and then outlawed cryptocurrencies completely in September 20214.

1 See Current and Upcoming Trends in CryptoCurrency Market - https://www.globenewswire.com/news-release/2021/02/23/2180372/0/en/Current-and-Upcoming-Trends-in-CryptoCurrency-Market-Cap-to-Hit-5-190-62-Million-by-2026-Soars-at-30-CAGR-Facts-Factors.html

2 See InvestorPlace – Stock Market News –

https://www.yahoo.com/video/4-crypto-mining-stocks-worth-165938416.html.

3 See Bitcoin Miners' Revenue Rose 206% In 2021 –

https://www.prnewswire.com/news-releases/bitcoin-miners-revenue-rose-206-in-2021-301482452.html

4 See U.S. is now the ‘Bitcoin mining capital of the world’ –

https://news.yahoo.com/us-is-now-the-bitcoin-mining-capital-of-the-world-gem-mining-ceo-155729770.html

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The green new era has begun entering the cryptocurrency mining world with a technological shift toward green energy solutions. Organizations such as the Bitcoin Mining Council are working to increase transparency in the industry through higher reporting standards. Many crypto-native organizations are also joining the Crypto Climate Accord, committing to achieve net-zero emissions from electricity consumption associated with crypto-related operations by 20305.

The rising tide of bitcoin prices has lifted stock prices for Bitcoin mining company. Although Bitcoin proponents claim that anyone can mine it, the cryptocurrency’s mining ecosystem is dominated by industrial outfits. This is primarily due to the considerable equipment and electric cost associated with the activity6.

Renewable/Electricity Industry

In its Annual Energy Outlook 2021 (AEO2021), the U.S. Energy Information Administration (EIA) projects that the share of renewables in the United States electricity generation mix will increase from 21% in 2020 to 42% in 20507.

According to International Energy Agency Report in October 2020, electricity production is witnessing a profound transformation, with a greater role for smarter grids going hand in hand with increased solar and wind deployment. Electricity grids – transmission and distribution - provide the bedrock of today’s and tomorrow’s power systems, enabling electricity to flow and all sources of flexibility to contribute to electricity security. Grid expansion must accelerate over the next decade to connect all new sources of electricity, including renewables, extending grids by 16 million kilometers, 80% more than over the past decade8.

Ernst & Young in its 2021 report stated that a reinvigorated focus on talent and skills is necessary to fully realize the value of technology and propel transformation across the utility value chain9. Electricity demand and emissions are now 5% higher than where they were before the Covid-19 outbreak in 2020, which prompted worldwide lockdowns that led to a temporary drop in global greenhouse gas emissions. Electricity demand also surpassed the growth of renewable energy, the analysis found.10

5 See Green New Era Dawn For Crypto with Global Mining Shift – https://techcrunch.com/2021/12/13/green-new-era-dawns-for-crypto-with-global-mining-shift/

6 See Bitcoin Mining Firms Benefit From Soaring Bitcoin Price – https://www.investopedia.com/bitcoin-mining-firms-benefit-from-soaring-bitcoin-price-5094729

7 See EIA projects renewables share of U.S. electricity generation mix will double by 2050 – https://www.eia.gov/todayinenergy/detail.php?id=46676

8 See Electricity Security in Tomorrow’s Power Systems – https://www.iea.org/articles/electricity-security-in-tomorrow-s-power-systems

9 See If Tech Powers the Future, Who Power the Tech? – https://www.ey.com/en_us/power-utilities/if-tech-powers-the-future-who-powers-the-tech

10 See Global electric power demand surges above pre-pandemic level –
https://www.cnbc.com/2021/08/25/global-electric-power-demand-surges-above-pre-pandemic-levels-.html

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Patent License Agreement

On January 15, 2021, Bitech entered into a Patent & Technology Exclusive and Non-Exclusive License Agreement with Supergreen Energy Corp. (“SGE”) which was amended on October 25, 2021 and on March 26, 2022 (collectively, the “License Agreement” or “License”). Pursuant to the terms of the License Agreement, Bitech has a perpetual and globally exclusive license to United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) within the cryptocurrency mining industry and a non-exclusive license for all other industries.

Bitech issued to SGE 10,000,000 shares of Bitech’s Common Stock and paid it $25,000 in cash as a license fee under the License Agreement. In addition, Bitech agreed to pay SGE the following milestone fees pursuant to the terms of the License Agreement: (1) 10% of the total cash received from Bitech’s clients, (2) 30% of the total equity received from Bitech’s clients, (3) 30% of the total value of any coin, token or cryptocurrency received from Bitech’s clients and (4) 10% of the total gross sales revenue or 15% of net profit from its sales revenue. In addition, Bitech agreed to pay SGE the following sublicense fees pursuant to the terms of the License Agreement: (1) 10% of cash, non-royalty sublicensing consideration, (2) 30% of royalty sublicensing consideration and (3) 30% of royalty sublicensing consideration paid in equity, tokens or bitcoins. Further, Bitech is obligated to pay SGE an assignment fee of 15% of the consideration received by the shareholders of Bitech in the event of a transaction involving a change of control of Bitech or sale of all or substantially all of its assets but excluding issuance of equity in financing transactions or acquisitions of synergistic businesses and the Share Exchange.

The term of the license continues for the term of the Power Generation Patent. Bitech may terminate the License Agreement at any time upon 90 days prior notice to SGE. SGE may terminate the License Agreement if (a) Bitech fails to make any payments due under the License Agreement within 30 days after written notice from SGE, (b) Bitech breaches any non-payment provision of the License Agreement and does not cure such breach within 60 days after written notice from SGE, (c) SGE delivers notice to Bitech of three or more actual breaches of the License Agreement in any 12-month period even in the event Bitech cures such breaches in the allowed period, or (d) Bitech or any sublicensee of Bitech initiates any proceeding or action to challenge the validity, enforceability or scope of the Power Generation Patent or assists a third party in pursuing such a proceeding.

Calvin Cuong Cao who is the principal owner of SGE is the brother of Michael Cao, a director and substantial shareholder of the Company.

Intellectual Property—Patents, Trademarks

We regularly seek to protect our intellectual property rights in connection with our Tesdison Technology platform. We rely on non-disclosure/confidentiality agreements to protect our intellectual property rights. To the extent we describe or disclose our proprietary technology, we redact or request redaction of such information prior to public disclosure. Despite these measures, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Effective trade secret protection may not be available in every country in which we plan to license our technology to the same extent as in the United States. Failure to adequately protect our intellectual property could impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

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We own the website www.bitech.tech.

We license from SGE United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) pursuant to the License Agreement. The Power Generation Patent and the License Agreement expires on April 4, 2038 so long as all required filing fees are paid with respect to such patent.

Competition

The renewable energy market is evolving and highly competitive. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition once we complete development and commence marketing the Tesdison Technology and the Intellisys-8 Chipset Solution. Electrical power consumption associated with cryptocurrency mining is a significant challenge facing all cryptocurrency miners. We believe that the more energy efficient proprietary Tesdison Technology will enable us to be competitive with other renewable energy providers by achieving a reduction in electrical power consumption that results in costs savings greater than the costs to implement either the Tesdison Technology or the Intellisys-8 Chipset Solution. We expect to face significant competition from other providers of renewable energy sources, which may have an adverse effect on expected revenues.

We believe our ability to compete successfully with other renewable energy providers will also depend on a number of factors including implementation costs, safety and cycle life, and on non-technical factors such as brand, established customer relationships and financial and manufacturing resources. Many of the incumbents have, and future entrants may have, greater resources than we have and may also be able to devote greater resources to the development of their current and future technologies. They may also have greater access to larger potential customer bases and have and may continue to establish cooperative or strategic relationships amongst themselves or with third parties (including OEMs) that may further enhance their resources and offerings.

Corporate Growth Plan

We started our business with our core power-saving technology solution starting with Tesdison technology for crypto mining business as a part of the Evirontek Integrated Platform with a plan to (1) enhance our technology portfolio by acquiring additional clean energy technology and using our internal resources to further develop our existing technology, (2) accelerate our revenue plan via the commercialization of the Tesdison Technology and also becoming a qualified Resource Entity using state-of-the-art and low-cost BESS solutions, (3) execute technology-enabling plan for renewable infrastructure, allowing us to acquire other providers while exploring partnership opportunities to acquire income-producing infrastructure projects that require new technology implementation to enhance revenue and profit sharing, (4) execute our capital market growth plan via market awareness of our technological solutions, and (5) optimize our human capital strategy via a management enhancement plan to expand our business in several related industry sectors that demand more energy efficiency.

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Sources and Availability of Materials

As discussed above, we plan to develop a full scale Tesdison Technology based system and since we are not currently producing these systems, we have no current need to obtain the input materials needed to produce them. Once we commence production, we plan to source our input materials from industry leading suppliers of the needed components on a purchase order basis and using contract manufacturers.

Once we commence commercial production of the Evirontek Integrated Platform or any of its component systems, any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of batteries or computer chips, could, however, materially impact our business, financial condition, results of operations or prospects. We intend to purchase input materials on a purchase order basis from worldwide suppliers at market prices based on our production requirements. Consequently, our management believes that we will have access to a sufficient supply of the key inputs for the foreseeable future. Furthermore, we do not anticipate any unique supply constraints that would impede the commercialization of our planned products or systems for the foreseeable future.

Employees

As of June 30, 2022, we had two full-time employees. To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or are subject to a collective bargaining agreement.

Government Regulation and Compliance with Respect to Bitech’s Business

There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in industry, factory safety, and disposal of hazardous materials. We will ultimately have to comply with these regulations to license or sell our Tesdison Technology based systems into the market. The license and sale of these systems abroad is likely to be subject to export controls in the future.

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Properties

Our principal executive offices are located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626. We occupy this location pursuant to a lease that may be terminated by us on 90 days prior notice.

Selling Stockholders

On March 31, 2022 (the “Closing Date”) pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”), the Company acquired 94,312,250 shares of Bitech Mining’s common stock representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Shares”). In consideration of the Bitech Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Pursuant to the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022, each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s common stock on June 27, 2022 upon the Company’s filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there were a sufficient number of shares of Company common stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock.

The Company agreed to use commercially reasonable efforts to file with the SEC a registration statement covering the resale of shares of our common stock held by the Sellers.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Our success will depend on our ability to develop and manufacture each of the components of the Evirontek Integrated Platform, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.

●	Our licensing strategy is subject to various risks which could adversely affect our business and future prospects. There are no assurances that SGE or other future counterparties will not provide similar licenses to other manufacturers which will increase the competition faced by us.

●	We may license technology that has not been commercialized or commercialized only to a limited extent, and the success of our business depends on technology licensed performing as expected.

●	We may not be able to engage target customers successfully and to convert such contacts into meaningful orders in the future.

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●	We may not be able to establish supply relationships for necessary components and materials which could prevent or delay the introduction of our planned products and negatively impact our business.

●	Substantial increases in the prices for our raw materials and components, some of which are obtained in volatile markets where demand may exceed supply, could materially and adversely affect our business and negatively impact our prospects.

●	We are sensitive to increases in the cost of supply of electricity, which is obtained in a highly regulated marketplace, susceptible to changes in the regulatory regime.

●	If the components of the Evirontek Integrated Platform fail to perform as expected, our ability to develop, market, and sell our products could be harmed.

●	If we are unable to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing, manufacturing plant operations and support personnel, our ability to compete and successfully grow the business could be harmed.

●	Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

●	We are unable to assert, enforce and otherwise protect the intellectual property rights licensed by SGE and rights to indemnification under the license and services agreement with SGE may be insufficient or unavailable, which could lead to increased costs and negatively affect the business.

●	The renewable electricity market and our technology are rapidly evolving and may be subject to unforeseen changes, such as technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our products.

●	Our business model of manufacturing the components of the Evirontek Integrated Platform is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

●	We may become subject to product liability and warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

●	We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

●	Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

●	Future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

●	An investor may face liquidity risks with an investment in our common stock.

●	Risks related to a lack of dividend payments by us on our common stock and, consequently, the ability of investors to achieve a return on their investment.

Corporate Information

Our principal executive offices are located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626, and our telephone number at that location is (855) 777-0888. The address of our website is www.bitech.tech. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

The name of the Company, our logos and other trade names, trademarks or service marks appearing in this prospectus are the property of our company. Trade names, trademarks and service marks of other organizations appearing in this prospectus are the property of their respective holders.

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THE OFFERING

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

We are registering 141,954,924 shares of our Common Stock which we issued to the Selling Stockholders upon conversion of the Series A Preferred Stock.

Common Stock offered by the Selling Stockholders	141,954,924

Selling Stockholders	141,954,924 shares of common stock are being offered by the Selling Stockholders. See “Selling Stockholders” on page 73 of this prospectus for more information on the Selling Stockholders.

Common stock to be outstanding after the offering	514,005,770 shares of common stock, based on our issued and outstanding shares of common stock as of August 4, 2022.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the Selling Stockholders participating in this offering. The Selling Stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering.

See “Use of Proceeds” on page 35 of this prospectus for more information.

Risk Factors	See “Risk Factors” on page 19 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Plan of Distribution

The Selling Stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 75 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Trading Market	The Company’s Common Stock is currently quoted on the OTCQB under the symbol “BTTC.”

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2021 and 2020 and the balance sheet data as of December 31, 2021 and 2020 are derived from the audited financial statements. The summary historical consolidated financial data for the six months ended June 30, 2022 and 2021 and the balance sheet data as of June 30, 2022 and 2021 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Six months Ended		Years Ended
	June 30,		December 31,
	2022	2021	2021	2020
	$	$	$	$
Total Revenue	76,672	-	-	-
Operating, general and administrative expenses	(566,749)	(32,970)	(284,959)	-
Total other income (Expense)	(200)	-	-	-
Net Loss	(490,278)	(32,970)	(284,959)	-
Net loss per common share	(0.02)	(0.00)	(0.01)	(0.0)
Total Assets	478,920	206,830	1,011,947	-
Current Liabilities	(28,237)	-	(11,106)	-

RISK FACTORS

The following are certain factors relating to our business. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or currently deemed immaterial by us, may also impair our operations. If any such risks actually occur, our shareholders could lose all or part of their investment and its business, financial condition, liquidity, results of operations and prospects could be materially adversely affected and its ability to implement its growth plans could be adversely affected. Our shareholders should evaluate carefully the following risk factors associated with the shares of common stock.

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Risks Related to our Business and Operations

Item 1A. Risk Factors

Risks Relating to Development and Commercialization of our Evirontek Integrated Platform

Our success will depend on our ability to develop and manufacture each of the components of the Evirontek Integrated Platform, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.

Our business depends in large part on our ability to execute the plans to develop, manufacture, market and sell the Evirontek Integrated Platform and to deploy it at sufficient capacity and to pre-agreed specifications to meet the demands of customers. We have no prior experience to date in manufacturing either of the two initial components of the Evirontek Integrated Platform. We cannot be certain that the technologies we intend to use will result in efficient, automated, low-cost manufacturing capabilities and processes, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market the Evirontek Integrated Platform. Even if we are successful in developing our manufacturing capability and processes and reliably sourcing our component supply, we cannot be certain whether we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our commercialization schedules or to satisfy the requirements of customers. We have not entered into any contracts for the supply of components or a manufacturer needed to produce the Evirontek Integrated Platform. The lack of these agreements may result in increases in costs or delays in production which could have a material adverse effect on our business, prospects, operating results and financial condition.

Our licensing strategy is subject to various risks which could adversely affect our business and future prospects. There are no assurances that SGE or other future counterparties will not provide similar licenses to other manufacturers which will increase the competition faced by us.

As part of our strategy to license the technology on which the Evirontek Integrated Platform is based, we have entered into a Patent & Technology Exclusive and Non-Exclusive License Agreement with SGE (the “SGE License”) to use SGE’s technology and accelerate our time to market. Our business, competitive advantage and financial results rely heavily on the technology licensed from SGE and the relationship with SGE. However, SGE may have economic, business or legal interests or goals that are inconsistent with ours. Any disagreements with SGE or other future counterparties may impede our ability to maximize the benefits of our licensing strategy and slow or otherwise adversely impact the development or deployment of our Evirontek Integrated Platform. Among other things, SGE has the right to terminate the SGE License in various circumstances, including based on our failure to make any payments due under the SGE License within 30 days after written notice from SGE, our breach of any non-payment provision of the SGE License and our failure to cure such breach within 60 days after written notice from SGE, SGE delivers notice to us of three or more actual breaches of the SGE License in any 12-month period even in the event we cure such breaches in the allowed period, or we or any sublicensee of ours initiates any proceeding or action to challenge the validity, enforceability or scope of the patent on which the SGE License is based or assists a third party in pursuing such a proceeding. We are not currently engaged in discussions with other licensors for alternative technology and, as a result, any disagreement with SGE or termination of the license agreement could result in a material adverse effect on our business, prospects and financial results.

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Furthermore, the SGE License only provides for limited exclusivity. With the exception of licenses within the cryptocurrency mining industry, SGE may provide licenses to its Power Generation Patent to our competitors in market segments not covered by the exclusivity provision. The use by our competitors or potential competitors of SGE technology as a result of the limitations of the SGE license could result in a material adverse effect on our business, prospects and financial results.

We may license technology that has not been commercialized, and the success of our business depends on technology licensed performing as expected.

The technology licensed from SGE has not been commercialized and may not perform as expected. Our business plans are dependent on the technology from SGE performing as expected. If the cost, performance characteristics, manufacturing process or other specifications of the technology licensed from SGE fall short of our expectations, our projected sales, costs, time to market, competitive advantage, product pricing and margins would likely be adversely affected. In addition, we may license technology from other third parties, which may not have been commercialized broadly or at all. If the technology that we license does not perform as expected, our competitive advantage, prospects, business and financial results may be adversely affected.

We may not be able to engage target customers successfully and to convert such contacts into meaningful orders in the future.

Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders. We do not currently have any revenue or orders from customers. If we are unable to negotiate, finalize and satisfy the conditions of customer orders, or only able to do so on terms that are unfavorable to us, we will not be able to generate any revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition.

We anticipate that in some cases the Evirontek Integrated Platform may be delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether our products meet their performance requirements before they commit to meaningful orders. If our targeted customers do not commit to make meaningful orders, or at all, it could adversely affect our business, prospects and results of operations. Our customers may require protections in the form of price reductions and similar arrangements that allow them to require us to deliver additional products or reimburse them for losses they suffer as a result of our late delivery or failure to meet agreed upon performance specification. Delays in delivery of the Evirontek Integrated Platform, unexpected performance problems or other events could cause us to fail to meet these contractual commitments, resulting in defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

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We may not be able to establish sufficient supply relationships for necessary components and materials which could prevent or delay the introduction of our product and negatively impact our business.

We will rely on third-party suppliers for components necessary to develop and manufacture the Evirontek Integrated Platform, including key supplies, such as batteries, fly wheels, motor generators and other components and materials. We have begun discussions with key suppliers who have experience in engineering, procurement and construction, power generation, power transmission, control systems, outage and maintenance projects, but have not yet entered into definitive agreements for the manufacture of any of the components of the Evirontek Integrated Platform or the supply of the components, materials and services needed to produce the a final product. To the extent that we are unable to enter into commercial agreements with these suppliers or contract manufacturers on beneficial terms, or at all, or these suppliers or contract manufacturers experience difficulties ramping up their supply of components and materials to meet our requirements, the introduction of the Evirontek Integrated Platform will be delayed. To the extent our suppliers and contract manufacturers experience any delays in providing or developing the necessary components and materials, we could experience delays in delivering on our timelines. In addition, we cannot guarantee that our suppliers or contract manufacturers will not deviate from agreed-upon quality standards.

Changes in business conditions, unforeseen circumstances, governmental changes, the spread of COVID-19 and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components and materials to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

We are dependent on key inputs, suppliers, contract manufacturers and skilled labor for the production of the Evirontek Integrated Platform.

We expect to incur significant costs related to procuring components and materials and the manufacturing required to manufacture and assemble each of the components of the Evirontek Integrated Platform. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs as noted above, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs and manufacturers may only be available from a single source or a limited group of suppliers or manufacturers. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required components, materials and a contract manufacturer for the production of the Evirontek Integrated Platform, or to do so on appropriate terms, could have a materially adverse impact on our business, prospects, revenue, results of operation and financial condition. We plan to purchase key inputs on a purchase order basis from suppliers at market prices and enter into contract manufacturing agreements based on our production requirements and anticipated demand. We believe that we will have access to a sufficient supply of the key inputs and contract manufacturers for the foreseeable future.

The ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts, components and contract manufacturers. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. This could have a material effect on our financial results.

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If our Evirontek Integrated Platform fails to perform as expected, our ability to develop, market, and sell the Evirontek Integrated Platform could be harmed and we could be subject to increased warranty claims.

Once commercial production of our Evirontek Integrated Platform commences, one or both of its two component products may contain defects in design and manufacture that may cause it to not perform as expected or that may require repair, recalls, and design changes. Each of the components of our Evirontek Integrated Platform is inherently complex and incorporates technology and components that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of the components of the Evirontek Integrated Platform. There can be no assurance that we will be able to detect and fix any defects in these components prior to the sale to potential consumers. If either of the components of the Evirontek Integrated Platform fails to perform as expected, we could lose design wins and customers may delay deliveries, terminate further orders, pursue warranty claims against us or initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, prospects, and results of operations.

Our operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, and other calamities. We cannot assure that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to produce the Evirontek Integrated Platform.

We face risks related to our information technology systems, and potential cyber-attacks and security and privacy breaches.

Our use of technology is critical in our continued operations. We are susceptible to operational, financial and information security risks resulting from cyber-attacks and/or technological malfunctions. Successful cyber-attacks and/or technological malfunctions affecting us, or our service providers can result in, among other things, financial losses, the inability to complete development and production of our planned Evirontek Integrated Platform, the unauthorized release of customer information or confidential information and reputational risk. We have not experienced any material losses to date relating to cybersecurity attacks, other information breaches or technological malfunctions. However, there can be no assurance that we will not incur such losses in the future. As cybersecurity threats continue to evolve, we may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities.

We may store and collect personal information about future customers and will be responsible for protecting that information from privacy breaches that may occur through procedural or process failure, information technology malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on our business, prospects, revenue, results of operation and financial condition. We are subject to laws, rules and regulations in the United States and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the privacy laws, rules and regulations of jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition and operating results.

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Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, prospects, financial condition, and results of operations.

In recent years, the global economies suffered dramatic downturns as the result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The United States and certain other governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. The outcome of the actions taken by these governments is still ongoing, and consequently, the return of adverse economic conditions may negatively impact the demand for our Evirontek Integrated Platform and may negatively impact our ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.

If we are unable to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing and support personnel, our ability to compete and successfully grow the business could be harmed.

Our success depends on our ability to attract and retain our executive officers, key employees and other qualified personnel, and our operations may be severely disrupted if we are unable to do so. Additionally, our success depends on the ability to attract and retain qualified technology, engineering, sales, marketing and support personnel, and failure to do so could adversely affect our business, prospects, results of operations and financial results. As we build our brand, there is increased risk that competitors or other companies will seek to hire our personnel. The loss of our executive officers and key employees and an inability to find suitable replacements could result in delays to development and harm our business. Any failure by our management team and key employees to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations. Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, prospects, results of operations and financial results.

Risks Relating to our Limited Operating History

We are an early stage company with a history of financial losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We had an accumulated deficit of $766,702 from our inception to June 30, 2022. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin commercial production and sales of the Evirontek Integrated Platform, which is not expected to occur until the first quarter of 2023, and may occur later.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development, manufacturing and sale of the Evirontek Integrated Platform; invest in manufacturing capabilities; build up inventories of components for the Evirontek Integrated Platform; increase our sales and marketing activities; develop a distribution infrastructure; and increases in our general and administrative functions to support our expected operational growth.

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We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our very limited operating history makes evaluating our business and future prospects difficult and may increase the risk of investments in our company.

Our operations to date have been limited to recruiting management and other employees, business planning, raising capital, and acquiring and selecting applicable third-party technologies, establishing and attempting to establish partnerships with potential suppliers, customers, early-stage project development, and general corporate development. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We intend to derive substantially all of our revenues from the sale and lease of the components of the Evirontek Integrated Platform, which we have not yet started production of. There are no assurances that we will be able to secure future business. It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results, prospects and financial position could be materially affected.

Risks Relating to our Intellectual Property

If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.

We seek to establish and protect intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure agreements with business partners and other third parties. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property will be difficult and costly, and the steps we will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard intellectual property we establish. Failure to adequately protect such intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Beyond our access to SGE’s technology under the SGE License, we have not established or protected, and may not be able to establish, adequately protect or prevent unauthorized use of any material additional intellectual property. Patent, copyright, trademark, and trade secret laws vary significantly throughout the world. A number of countries do not protect intellectual property rights to the same extent as do the laws of the United States. Failure to establish, adequately protect or prevent unauthorized use of any additional intellectual property rights could result in our competitors using the intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our potential future revenue, which would adversely affect our business, prospects, financial condition and operating results.

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If we are able to establish or adequately protect additional intellectual property, to prevent infringement in the future, we may have to file infringement claims. Such claims can be time consuming and costly to prosecute and there can be no assurance that any such claims will be successful. Policing unauthorized use of intellectual property is difficult and costly, and we may not successfully prevent misappropriation of our proprietary rights. Unauthorized use of intellectual property may damage our reputation, decrease the value of such property and reduce our market share.

Loss of key personnel may also create a risk that such personnel may exploit knowledge, information and know-how to our detriment, and/or that we may face difficulties to operate our technology or business methods as a result of the loss of such personnel. We cannot be assured that our know-how and trade secrets will provide us with any competitive advantage, as the know-how and trade secrets may become known to or be independently developed by others including our competitors, regardless of measures we may take to try to preserve the confidentiality. We cannot give assurance that our measures for preserving the secrecy of our trade secrets and confidential information are sufficient to prevent others from obtaining such information.

We may need to defend ourselves against intellectual property infringement claims, which may be time- consuming and could cause us to incur substantial costs.

Companies, organizations or individuals, including our current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop or sell our products, which could make it more difficult for us to operate our business. From time to time, we may receive inquiries from holders of patents or trademarks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe upon our own and/or licensed-in intellectual property rights. Additionally, third parties may claim that SGE is infringing on their technology. Companies holding patents or other intellectual property rights relating to the Evirontek Integrated Platform may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling, incorporating or using products that incorporate the challenged intellectual property;

●	pay substantial damages;

●	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign the Evirontek Integrated Platform; or

●	change component suppliers.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s attention.

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Risks Relating to Industry and Market Trends and Developments

The renewable electricity market continues to evolve, is highly competitive, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The renewable electricity market in which we intend to compete continues to evolve and is highly competitive. Many of our competitors are large entities at a more advanced stage in development and commercialization than us and have more resources to improve their share of the market. To date, we have focused our efforts on recruiting management and other employees, business planning, raising capital, selecting applicable third-party technologies and establishing and attempting to establish partnerships with potential suppliers, customers and ecosystem partners, early stage project development, and general corporate development. Although we believe our strategy has the potential to significantly reduce the cost of electricity usage, there is no guarantee that the SGE process technology will be able to deliver the cost savings anticipated by us and we will need to build our resources to compete with other companies in the market.

We expect competition in renewable electricity technology to intensify due to the high costs of electricity. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of our Evirontek Integrated Platform. If a competing process or technology is developed that has superior operational or price performance, our business will be harmed.

Potential partners, suppliers and other third parties will be less likely to enter into arrangements with us if they are not convinced that our business model will succeed in the long-term. Similarly, customers will be less likely to purchase any of the components of the Evirontek Integrated Platform if they are not convinced that our business will succeed in the long-term. Accordingly, in order to build and maintain our business, we must establish and maintain confidence among current and future partners, suppliers, customers, analysts, rating agencies and other parties in our long-term financial viability and business prospects. Developing and maintaining such confidence may be particularly complicated by certain factors, including those that are largely outside of our control, such as our very limited operating history, market unfamiliarity with our products, any delays in our industrial scaling, delivery and service operations to meet demand, competition from other manufacturers of renewable electricity products or those developing alternative technologies, and our eventual production and sales performance compared with market expectations.

The renewable electricity industry and our technology are rapidly evolving and may be subject to unforeseen changes, such as technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our Evirontek Integrated Platform.

We may be unable to keep up with changes in the rapidly evolving renewable electricity market and, as a result, our competitiveness may suffer. Our competitors include alternative energy solutions providers of engineering, design and software solutions, custom hardware solutions, Open Automated Demand response (“OpenADR”), solar, energy storage for microgrid and distributed energy systems. These providers are currently supplying the markets we intend to target. In addition, our competitors include electricity producers who provide lower-cost electricity pursuant to supply agreements and bitcoin operators who use competing technologies to achieve lower-cost electricity.

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There are several development-stage companies seeking to improve the efficiency of electricity usage and or to develop new technologies for renewable electricity usage. Any failure by us to successfully react to changes in existing technologies could materially harm our competitive position and growth prospects.

Risks Relating to Finance and Accounting

Our business model of manufacturing each of the components of the Evirontek Integrated Platform is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

The development, design, manufacturing and sale of the Evirontek Integrated Platform is a capital-intensive business. As a result of the capital-intensive nature of our business, we can be expected to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. Over time, we expect to raise additional funds, including through entry into new or extending existing joint venture arrangements, through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs such as research and development relating to the Evirontek Integrated Platform. There could be significant unplanned delay from the contract manufacturers we use to manufacture the components of the Evirontek Integrated Platform or unplanned delay from our design of the Intellisys-8 Chipset Solution or from suppliers who supply components and materials for these products. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to shareholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected.

Our operating and financial results relies in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

Our operating and financial results relies in large part upon assumptions and analyses developed by us that depends on a number of factors, many of which are outside our control, including, but not limited to:

●	success and timing of development activity;

●	changes in the estimated cost of materials, supplies and components that we may or may not be able to pass on to customers through increased product prices;

●	entry into definitive contracts with customers and suppliers on favorable terms, or at all;

●	customer acceptance of our products;

●	competition, including from established and future competitors;

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●	our ability to manage our growth;

●	whether we can manage relationships with key suppliers;

●	our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

●	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations, prospects and financial results.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a material and adverse effect on our business.

We are subject to various U.S. reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Rising interest rates could adversely impact our business.

Rising interest rates will increase our cost of capital. Our future success may depend on our ability to raise capital to help finance the scaling of our production capacity. Rising interest rates may have an adverse impact on our ability to offer attractive pricing to our customers.

Risks Relating to Legal and Regulatory Compliance

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business, prospects, operating results, and financial condition. We face inherent risk of exposure to claims in the event our products do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our company, which would have material adverse effect on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business, prospects and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

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Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

Once our Evirontek Integrated Platform is in production, we will need to maintain warranty reserves to cover warranty-related claims. If the warranty reserves are inadequate to cover future warranty claims on our Evirontek Integrated Platform, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

The elimination of monetary liability against our directors, officers, and employees under Delaware law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our bylaws contain a provision permitting us to eliminate the personal liability of our directors to us and our shareholders for damages incurred as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

Our Evirontek Integrated Platform and our customer’s markets are subject to numerous complex and stringent federal, state, and local laws, regulations, policies, and other requirements, including those related to health, safety, environmental, and waste management and disposal matters, which may expose us to substantial claims, costs, and liabilities. We may be subject to fines, penalties and other damages, such as natural resource damages and the costs associated with the investigation and cleanup of soil, surface water, groundwater, and other media under laws such as CERCLA (commonly known as Superfund) or similar U.S. regulations. These laws, regulations, policies, and other requirements could change or be applied or interpreted in ways that could (i) require us to enjoin, curtail, development of the Evirontek Integrated Platform, including the implementation of corrective measures, the installation of additional equipment, or the undertaking of other remedial actions, or (ii) subject us to enforcement risk or impose on or require us to incur additional capital expenditures, compliance or other costs, fines, or penalties, any of which could adversely affect our results of operations, cash flows and financial condition, and the trading price of our common stock.

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Once we commence production of the Evirontek Integrated Platform, the costs of complying with such laws, regulations, policies and other requirements, including participation in assessments and remediation activities, as well as internal voluntary programs, are expected to be significant for the foreseeable future.

In addition, because environmental laws, regulations, policies and other requirements are constantly evolving, we expect to incur costs to maintain compliance and such costs could increase materially and prove to be more limiting and costly than we anticipate. Evolving standards and expectations can result in increased litigation and/or increased costs, all of which can have a material and adverse effect on our business operations, expected revenues and cash flows. Future compliance with environmental, health and safety legislation and other regulatory requirements or expectations may prove to be more limiting and costly than we anticipate and may disrupt our plans for development and the manufacture of the Evirontek Integrated Platform.

Risks Relating to Ownership of our common stock

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and their affiliates as a group own approximately 65.2% of our outstanding common stock. As a result, these shareholders are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

A return on our common stock is not guaranteed.

There is no guarantee that our common stock will earn any positive return in the short term or long term. A holding of our common stock is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of our common stock is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Additional issuances of our common stock, or securities convertible into our common stock, may result in dilution.

We may issue additional equity or convertible debt securities in the future, which may dilute our existing shareholder’s holdings. Our certificate of incorporation, as amended, permits the issuance of 1,000,000,000 shares of common stock and 1,000,000 shares of undesignated preferred stock, and existing shareholders will have no pre-emptive rights in connection with such further issuances. Our board of directors has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences and privileges superior to those existing holders of our common stock. We may issue additional shares of our common stock in connection with strategic acquisitions or financing transactions. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of our common stock (or securities convertible into our common stock) will have on the market price of our common stock. Issuances of a substantial number of additional shares of our common stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common stock. With any additional issuance of our common stock or preferred stock, investors will suffer dilution to their voting power and economic interest in our company.

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Sales of substantial amounts of our common stock may have an adverse effect on their market price.

Sales of a substantial number of shares of our common stock in the public market could occur at any time either by existing holders of our common stock. These sales, or the market perception that the holders of a large number of shares of our common stock intend to sell shares of our common stock, could reduce the market price of our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of our securities.

Future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

The market price for our common stock may be volatile.

The market price for our common stock is likely to be volatile. In addition, the market price for our common stock has been and may be subject to wide fluctuations in response to numerous factors beyond our control, including, but not limited to:

●	actual or anticipated fluctuations in our quarterly results of operations;

●	recommendations by securities research analysts;

●	changes in the economic performance or market valuations of companies in the industry in which we operate;

●	addition or departure of our executive officers and other key personnel;

●	sales or perceived sales of additional shares of our common stock;

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●	operating and financial performance that varies from the expectations of management, securities analysts and investors;

●	regulatory changes affecting our industry generally and our business and operations;

●	announcements of developments and other material events by us or our competitors;

●	fluctuations in the costs of vital production materials and energy;

●	changes in global financial markets, global economies and general market conditions, such as interest rates and price volatility of competitive products;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

●	operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our common stock from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. There can be no assurance that further fluctuations in price and volume of equity securities will not occur. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of our common stock may be materially adversely affected.

Our common stock is or may become subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our common stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because substantially all of our operations have been and will be financed through the sale of common stock, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a material adverse effect on our business plan and operations, including our ability to commence manufacturing and marketing our Evirontek Integrated Platform. If the price of our common stock declines, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our plans to develop each of the components of the Evirontek Integrated Platform.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If no or few securities or industry analysts cover us, the trading price and volume of our common stock would likely be negatively impacted. If one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price or trading volume to decline.

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An investor may face liquidity risks with an investment in our common stock.

Our common stock is quoted on the OTCQB in the United States. We cannot predict at what prices our common stock will continue to trade, and there is no assurance that an active trading market will be sustained. Our common stock does not currently trade on any U.S. national securities exchange. In the event our common stock begins trading on any U.S. national securities exchange, we cannot predict at what prices it will trade and there is no assurance that an active trading market will develop or be sustained. There is a material liquidity risk associated with an investment in our common stock.

Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a U.S. national securities exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a U.S. national securities exchange like the Nasdaq or the NYSE. These factors may result in investors having difficulty reselling our common stock on the OTC Markets.

We do not intend to pay dividends on our common stock and, consequently, the ability of investors to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if materialized, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which it was purchased.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from these sales.

CAPITALIZATION

The following table sets forth our cash and amounts held by related parties and capitalization as of June 30, 2022 on an actual basis.

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This table should be read in conjunction with the information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto appearing elsewhere in this prospectus.

As of June 30, 2022
Actual
Cash and cash equivalents	$443,920

Intangible Asset – Exclusive License	35,000
Accounts payable and accrued liabilities	28,237

Shareholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2022	-
Series A Preferred Stock, $0.001 par value, 9,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2022	-
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 506,022,050 shares issued and outstanding at June 30, 2022	506,022
Additional paid-in capital	711,363
Accumulated deficit	(766,702)
Total shareholders’ equity	450,683
Total capitalization	$450,683

DETERMINATION OF OFFERING PRICE

Resale of Common Stock by Selling Stockholders

Our Common Stock is quoted on the OTCQB under the symbol “BTTC.” The shares registered for resale in this prospectus being offered by the Selling Stockholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB tier of the OTC Market Group, Inc. (the “OTCQB”) under the symbol “BTTC”. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

Prior to July 8, 2022, our ticker symbol on the OTCQB was “SPIN”. We changed our ticker symbol to BTTC effective July 8, 2022 following the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) confirmed that it had received the necessary documentation to process our request to change our name and trading symbol and our April 28, 2022 corporate name change from Spine Injury Solutions, Inc. to Bitech Technologies Corporation.

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Trading Price and Volume

The following table sets forth trading information for our common stock for the periods indicated, as quoted on the OTCQB.(1) These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Low Trading Price	High Trading Price
Period	($)	($)
Second Quarter (June 30, 2022)	0.09	0.45
First Quarter (March 31, 2022)	0.07	0.18

Year Ended December 31, 2021
Fourth Quarter (December 31, 2021)	0.05	0.21
Third Quarter (September 30, 2021)	0.15	0.42
Second Quarter (June 30, 2021)	0.06	0.43
First Quarter (March 31, 2021)	0.03	0.19

Year Ended December 31, 2020
Fourth Quarter (December 31, 2020)	0.03	0.06
Third Quarter (September 30, 2020)	0.02	0.06
Second Quarter (June 30, 2020)	0.01	0.04
First Quarter (March 31, 2020)	0.01	0.03

Notes:

(1)	Source: Yahoo Finance.

Holders of Common Stock

As of August 9, 2022 there were approximately 113 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Equity Compensation Plans

We have no equity compensation plans in effect as of the date of this prospectus.

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DESCRIPTION OF BUSINESS

Our Company

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Our goal is to change the future of the cryptocurrency mining businesses by providing our patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable.

We plan to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”, (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”, (3) BESS technology solution for power grid efficiency, and (4) other complementary clean energy technologies that we plan to acquire. Combined, we refer to these technologies as the Evirontek Integrated Platform.

To respond to the current increasing demand in energy efficiency solutions while expanding our potential revenue options, we also plan to (1) become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solution in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control, and (2) penetrate into the solar power plant market and partner with or acquire outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Corporate History and General Development of our business

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) was incorporated under the laws of Delaware on March 4, 1998. We changed our name from Spine Pain Management Inc. to Spine Injury Solutions, Inc. on October 1, 2015. On April 29, 2022 we changed our name to Bitech Technologies Corporation as part of the expansion of our business to focus on the introduction of Tesdison technology, a patented self-charging technology to provide a green energy solution to the cryptocurrency mining sector as discussed in this prospectus. Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it received the necessary documentation to process our request to change our corporate name to Bitech Technologies Corporation and trading symbol on the OTCQB tier of the OTC Markets Group. Inc. to “BTTC”.

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From 2009 to 2018, we operated as a technology, marketing, billing, and collection company facilitating diagnostic services for patients who have sustained spine injuries resulting from traumatic accidents.

During the fourth quarter of 2018, we discontinued our involvement in future medical procedures pursued the collection of previously funded procedures and continued in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”).

Our wholly owned subsidiary, Bitech Mining Corporation (“Bitech Mining”) was founded on January 8, 2021 in the state of Wyoming by Benjamin Tran and Michael Cao. Mr. Tran has been serving as Bitech’s Chairman and Chief Executive Officer since its inception. Mr. Cao has been serving as a member of the board of directors of Bitech Mining.

On January 15, 2021, Bitech Mining acquired the global exclusive license of Tesdison technology (U.S. patent No. 10,547,179 B2 - High electric Power Generation and Charging System) for the crypto mining vertical market worldwide from licensor Supergreen Energy Corp.

On May 3, 2021, Bitech Mining started its initial launch of Evirontek, an integrated technology platform of Bitech Mining to provide integrated solutions to the crypto mining industry to include (1) U.S. patented Tesdison technology, and (2) Bitech Intellisys-8, an in-house proprietary system architectural design for crypto miners.

On October 25, 2021, Bitech Mining executed the amendment from its licensor to upgrade from 4-year exclusivity license to the perpetual exclusive license for the crypto mining vertical market worldwide.

In 2021, Bitech Mining started the architecture design of Bitech Intellysis-8 and engaged with its Chief Scientific Advisor Calvin Cao who is the inventor of Tesdison technology to lead the technical implementation and commercialization of the Tesdison technology and hired Robert Brilon to serve Bitech Mining in the capacity of its Chief Financial Officer.

On March 31, 2022, the shareholders of Bitech Mining acquired the control of Bitech Technologies Corporation (formerly, Spine Injury Solutions, Inc.). See “Prospectus Summary - Acquisition of Bitech Mining”.

In April 2022, we hired Roy Bao as our Chief Technology Officer to continue the development of the Evirontek Integrated Platform and identify and/or manage new energy projects that we believe are positioned to generate revenue as well as leading the efforts of our plans to acquire new energy technology in order to enhance our technology portfolio.

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Acquisition of Bitech Mining

We acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). Pursuant to Share Exchange Agreement, we acquired from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, we issued to the Sellers an aggregate of 9,000,000 shares of our newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share received 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of our common stock (the “Company Common Stock”) on June 27, 2022 when we filed an amendment to our Certificate of Incorporation increasing the number of shares of our authorized common stock so that there were a sufficient number of shares of our common stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of our capital stock on a fully diluted basis.

The following agreements were entered into in connection with our acquisition of Bitech Mining:

Management Services Agreement. On the Closing Date, the Company, its wholly owned subsidiary Quad Video Halo, Inc. (“Quad”) and Peter L. Dalrymple (“Dalrymple”), a director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). In exchange for providing the Services, we agreed to pay Dalrymple a fee equal to the net revenues derived from these operations after payment of all operating expenses related to such operations. The term of the MSA commences on the Closing Date and continues until the earlier to occur of the following: (i) 90 days after the Closing Date; (ii) the Company and Dalrymple’s mutual written consent; or (iii) any material breach of the MSA by either party, provided that the breaching party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice.

Promissory Note Amendment. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note (the “Note Amendment”) whereby Dalrymple agreed that (i) the principal and accrued interest outstanding under the Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 issued by the Company in favor of Dalrymple (collectively, the “Note”) is $95,000 as of the Closing Date, (ii) the date on which the outstanding principal and accrued interest is due is 90 days after the Closing Date, (iii) any obligations of (x) the Company that become due and owing to Bitech Mining or the Sellers under Section 4.07(c) of the Share Exchange Agreement or (y) that become due and owing under Section 6.12 of the MSA may be offset against any amounts owed by the Company or Quad under the Note and (iv) all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and BTTC who is not a party to the Note as of the Closing Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equity holder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties.

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Security Agreement Amendment. On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement (the “Security Agreement Amendment”) whereby the parties to that agreement agreed that (i) Quad shall be included with the Company as an additional debtor for all purposes in the Security Agreement entered into between the Company and Dalrymple dated August 31, 2020 (the “Security Agreement”), (ii) Quad’s collateral obligations under the Security Agreement shall only relate to its accounts receivable, and the collateral described relating to “Pledged Securities” as defined in the Security Agreement shall not apply to Quad’s obligations under the Security Agreement, (iii) our pledge of its accounts receivables as provided for in the Security Agreement will be limited solely to our accounts receivables in existence as of March 27, 2022 at 11:59 P.M. ET, and shall not apply to any after acquired accounts receivables and (iv) the Company is authorized to file an amended financing statement to reflect the terms of Security Agreement Amendment and Quad shall promptly file a financing statement reflecting the terms set for in such amendment.

Disposition of Quad Video Assets

On June 30, 2022 (the “Effective Date”), we completed the sale of all of the assets of our wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets to Quad Holdings which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Under the terms of the Quad Video APA, the Buyers cancelled a promissory note with an approximate principal balance of $8,789 plus accrued interest as of the Effective Date and a security agreement securing payment of that note pursuant to a Secured Promissory Note and Security Agreement Cancellation Agreement and assumed all liabilities related the Quad Video’s operations and the Quad Video Assets and terminated the Management Services Agreement entered into among the Company, Quad Video and Dalrymple dated March 31, 2022 pursuant to a Management Services Termination Agreement.

In addition, on the Effective Date, we completed the sale of certain accounts receivables related to our spine pain management business pursuant to the terms of an Asset Purchase Agreement entered into among the Company, SPIN Collections LLC, a company owned or controlled by Dalrymple and Dalrymple (the “SPIN Accounts Receivable APA”). The consideration received by the Company in connection with the SPIN Accounts Receivable APA was nominal and immaterial.

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Series A Preferred Stock Conversion

Effective as of June 27, 2022, we issued an aggregate of 485,781,168 shares (the “Conversion Shares”) of our common stock upon the conversion of 9,000,000 shares of our Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The shares of the Series A Preferred were issued to the former shareholders of Bitech Mining on March 31, 2022 in exchange for their shares in Bitech Mining representing 100% of the issued and outstanding shares of Bitech Mining. The Series A Preferred automatically converted into our common stock upon our filing of a Certificate of Amendment to our Certificate of Incorporation, as amended on June 27, 2022.

Our Business

We are a development-stage technology company dedicated to providing a suite of revolutionary electrical power generation technologies we call the “Evirontek Integrated Platform” as discussed below.

Overview of Bitech’s Business

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Bitech’s primary goal is to change the future of the cryptocurrency mining businesses by providing a U.S. patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable. In addition, to respond to the current increasing demand for energy efficiency solutions while expanding our potential revenue options, we also seek to participate in providing high-efficiency energy solutions to data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives

We plan to initially market the “Evirontek Integrated Platform” to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of:

(1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”,

(2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”,

(3) BESS technology solution for power grid efficiency, and

(4) other complementary clean energy technologies that we plan to acquire .

Combined, we refer to these technologies as the Evirontek Integrated Platform.

We also plan to enter the BESS solution business in a two-pronged approach:

(1) Become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solutions in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control; and

(2) Penetrate into the solar power plant market and partner with or acquire operators of outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

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To generate recurring revenue from the BESS solution, we plan to qualify as a Resource Entity (RE) with the Electric Reliability Council of Texas or ERCOT, and partner with a local Qualified Scheduling Entity (QSE) to allow communication on buy and sell schedules between the RE and the grid for daily payment and engage with a selected Energy Management System solution provider or EMS to manage intelligent control in interfacing with the grid via our Generation Resource with a specific Load Resource to buy power from the grid at off-peak schedules and supply power back to the grid at peak schedules at a distribution level with controllable demand response. Once our Tesdison system solution is approved with the QSE, we plan to apply as an RE using our state-of-the-art BESS solution initially and add on the Tesdison system as a generator capable of providing net output of energy to the ERCOT system known as a “Non-modeled Generator”.

The Tesdison System

The Tesdison System is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries as well as provide energy for other uses. Bitech intends to develop a large scale Tesdison System based on the current prototype. The prototype Tesdison System utilizes patented technology that:

●	Enables the generation of electricity to enhance battery storage efficiency
●	Is a modular and scalable electrical storage and power generation device,
●	Is capable of distributing a steady stream of 120/220/480 volts of electricity, and
●	Can be run in concert with other units to generate a constant, uninterrupted supply of electricity 24 hours per day at any desired voltage.

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The Tesdison System technology was validated by National Technical Systems, Inc. (“NTS”) on September 17, 2019. Established in 1961, NTS is a global provider of testing, inspection and certification services.

The Tesdison technology commercialization plan has three phases:

(1)	Alpha Production: We plan to produce five (5) 100KW Alpha Tesdison units to be deployed at the test sites of our customers and incorporate learnings to update the Tesdison system to create a beta version of the system.

(2)	Beta Production: We plan to produce additionally five (5) 100KW Beta Tesdison units to be deployed at a customer test site and incorporate additional learnings to update the system to a final version before mass production.

(3)	Mass production: We plan to mass produce stand-alone Tesdison systems starting with 1MW systems for smaller crypto miners and take purchase orders for specific power requirements from committed customers for much higher power requirements.

We have identified potential manufacturing options for building Tesdison systems. We are performing due diligence and exploring pricing options with technologically advanced manufacturers in the United States in order to select the most suitable manufactures who can demonstrate long-term commitment, and the highest level of technology, quality, reliable shipment schedule, and customer support excellency.

The Bitech Intellisys-8 Chipset Solution (“Intellisys-8”)

The planned Intellisys-8 Chipset Solution is a combination of computer chips and other hardware components that will be driven by software that is intended to reduce power consumption and heat in computer systems and accelerate their computational speed. The solution will include a central intelligent controller that controls a power management controller, a climate controller, distributing processing controller and internet interface.

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Below is a diagram of the Evirontek Integrated Platform:

Revenue Model

Bitech’s planned revenue model is a six -pronged revenue ecosystem including (1) initial set up fees, (2) system building services, (3) cryptocurrency production revenue sharing, (4) recurring revenue from operating as a Resource Entity to produce energy using grid-interfacing BESS solution, (5) mass production sales of smaller scale systems using the Tesdison Technology, and (6) royalty fees from non-cryptocurrency businesses that use the Tesdison Technology.

The recurring revenue nature of our planned crypto-production sharing is intended to be our main revenue source, enhanced with other potential revenue streams to strengthen our business longevity. At times, we plan to offer customized power-saving system buildings for data centers and power plants using our licensed Tesdison Technology while providing working capital to support the continued expansion of all six prongs of our planned revenue model. Bitech, while introducing the Tesdison Technology to business partners throughout the world, also expects to benefit from collecting a portion of any revenue derived from various large-scale commercialization projects with partners, using this technology to replace other outdated, ineffective power solutions in data centers.

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The following diagram illustrates our planned revenue model:

Marketing Plans

We plan to, in conjunction with international business developers, seek cryptocurrency mining partners with large-scale productions to facilitate and initially market the Tesdison Technology solution and implement its planned revenue share business model with cryptocurrency miners of the most popular cryptocurrencies such as Bitcoin and Ethereum. Once development of the Intellisys-8 has been completed, we intend to integrate this solution with the Tesdison Technology and market this solution as the Evirontek Integrated Platform. Bitech has an exclusive license to use the Tesdison Technology in the cryptocurrency industry. We can also offer the Tesdison Technology pursuant to our license agreement on a non-exclusive basis to any other industry application outside of the cryptocurrency industry to include data centers, solar power plants, natural resource mining, data centers, and many other renewable initiatives.

We plan to capture market share in three tiers as depicted in the diagram below. We plan to take a strategic approach by partnering with major players of in the cryptocurrency mining industry to accelerate revenue generation in order to quickly obtain sizable market share executing its revenue sharing model via technology licensing and solution-driven implementations. Bitech has created a market penetration model that accommodates its “green tech” brand recognition with plans for global expansion and balanced revenue lines between three major customer tiers, primarily including (1) cryptocurrency mining market leaders, (2) data centers and power plants, and (3) other industries that are heavy users of electricity that seek to reduce operating costs by reducing their costs of electricity.

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Core Technology

The Evirontek technology integrated platform includes both a renewable energy system solution using Tesdison Technology for power saving and a chipset solution using the Bitech Intellisys-8 architecture we are developing based on its design to reduce power consumption and heat in computer systems and accelerate their computational speed.

We plan to offer the patented Tesdison Technology with its expected cost savings, reliability and scalability solution to clients and client partners via a licensing model with revenue-sharing partnerships. The proprietary Tesdison Technology has been shown to generate up to twice the original energy output and is a modular, scalable storage and power generation solution. Tesdison Technology distributes a steady stream of 120/220/480 VAC output and multiple Tesdison units can be run in concert to generate a constant, uninterrupted supply of electricity 24 hours a day at any desired voltage.

Our core technology Tesdison system is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries using the same energy storage source to power an electro-mechanical system for generating electricity. Part of the output of the electro-mechanical system for generating electricity is fed back to the energy storage source to recharge the storage source, as well as provide energy to charge a second energy storage system.

Cryptocurrency Mining Industry

The global cryptocurrency market is expected to grow at a compound annual growth rate (CAGR) of 30% from 2019 to 202611.

The global cryptocurrency mining market size is projected to reach US$ 2,584.6 million by 2026, from US$ 1,015.9 million in 2020, at a CAGR of 16.8% during 2021-202612.

According to The Block Research, bitcoin miners made more than $15 billion in revenue over the course of 2021. The estimate represents a year-over-year increase of 206%. The bitcoin mining revenue peaked in March last year, when miners brought in some $1.75 billion, including $167 million in transaction fees. Throughout the year, bitcoin mining revenue was buoyed by soaring prices for the digital asset, which hit an all-time high in early November 2021. The scenario was no different for Ethereum miners. “Ethereum miners have generated a total of $16.5 billion in revenue, representing a year-on-year increase of 678%, a record revenue year,” says the report13.

The United States is now the bitcoin mining capital of the world. It is because China has recently banned all domestic cryptocurrency mining in June 2021 and then outlawed cryptocurrencies completely in September 202114.

11 See Current and Upcoming Trends in CryptoCurrency Market - https://www.globenewswire.com/news-release/2021/02/23/2180372/0/en/Current-and-Upcoming-Trends-in-CryptoCurrency-Market-Cap-to-Hit-5-190-62-Million-by-2026-Soars-at-30-CAGR-Facts-Factors.html

12 See InvestorPlace – Stock Market News –

https://www.yahoo.com/video/4-crypto-mining-stocks-worth-165938416.html.

13 See Bitcoin Miners' Revenue Rose 206% In 2021 –

https://www.prnewswire.com/news-releases/bitcoin-miners-revenue-rose-206-in-2021-301482452.html

14 See U.S. is now the ‘Bitcoin mining capital of the world’ –

https://news.yahoo.com/us-is-now-the-bitcoin-mining-capital-of-the-world-gem-mining-ceo-155729770.html

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The green new era has begun entering the cryptocurrency mining world with a technological shift toward green energy solutions. Organizations such as the Bitcoin Mining Council are working to increase transparency in the industry through higher reporting standards. Many crypto-native organizations are also joining the Crypto Climate Accord, committing to achieve net-zero emissions from electricity consumption associated with crypto-related operations by 203015.

The rising tide of bitcoin prices has lifted stock prices for Bitcoin mining company. Although Bitcoin proponents claim that anyone can mine it, the cryptocurrency’s mining ecosystem is dominated by industrial outfits. This is primarily due to the considerable equipment and electric cost associated with the activity16.

Renewable/Electricity Industry

In its Annual Energy Outlook 2021 (AEO2021), the U.S. Energy Information Administration (EIA) projects that the share of renewables in the United States electricity generation mix will increase from 21% in 2020 to 42% in 205017.

According to International Energy Agency Report in October 2020, electricity production is witnessing a profound transformation, with a greater role for smarter grids going hand in hand with increased solar and wind deployment. Electricity grids – transmission and distribution - provide the bedrock of today’s and tomorrow’s power systems, enabling electricity to flow and all sources of flexibility to contribute to electricity security. Grid expansion must accelerate over the next decade to connect all new sources of electricity, including renewables, extending grids by 16 million kilometers, 80% more than over the past decade18.

Ernst & Young in its 2021 report stated that a reinvigorated focus on talent and skills is necessary to fully realize the value of technology and propel transformation across the utility value chain19. Electricity demand and emissions are now 5% higher than where they were before the Covid-19 outbreak in 2020, which prompted worldwide lockdowns that led to a temporary drop in global greenhouse gas emissions. Electricity demand also surpassed the growth of renewable energy, the analysis found.20

15 See Green New Era Dawn For Crypto with Global Mining Shift – https://techcrunch.com/2021/12/13/green-new-era-dawns-for-crypto-with-global-mining-shift/

16 See Bitcoin Mining Firms Benefit From Soaring Bitcoin Price – https://www.investopedia.com/bitcoin-mining-firms-benefit-from-soaring-bitcoin-price-5094729

17 See EIA projects renewables share of U.S. electricity generation mix will double by 2050 –https://www.eia.gov/todayinenergy/detail.php?id=46676

18 See Electricity Security in Tomorrow’s Power Systems – https://www.iea.org/articles/electricity-security-in-tomorrow-s-power-systems

19 See If Tech Powers the Future, Who Power the Tech? – https://www.ey.com/en_us/power-utilities/if-tech-powers-the-future-who-powers-the-tech

20 See Global electric power demand surges above pre-pandemic level –
https://www.cnbc.com/2021/08/25/global-electric-power-demand-surges-above-pre-pandemic-levels-.html

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Patent License Agreement

On January 15, 2021, Bitech entered into a Patent & Technology Exclusive and Non-Exclusive License Agreement with Supergreen Energy Corp. (“SGE”) which was amended on October 25, 2021 and on March 26, 2022 (collectively, the “License Agreement” or “License”). Pursuant to the terms of the License Agreement, Bitech has a perpetual and globally exclusive license to United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) within the cryptocurrency mining industry and a non-exclusive license for all other industries.

Bitech issued to SGE 10,000,000 shares of Bitech’s Common Stock and paid it $25,000 in cash as a license fee under the License Agreement. In addition, Bitech agreed to pay SGE the following milestone fees pursuant to the terms of the License Agreement: (1) 10% of the total cash received from Bitech’s clients, (2) 30% of the total equity received from Bitech’s clients, (3) 30% of the total value of any coin, token or cryptocurrency received from Bitech’s clients and (4) 10% of the total gross sales revenue or 15% of net profit from its sales revenue. In addition, Bitech agreed to pay SGE the following sublicense fees pursuant to the terms of the License Agreement: (1) 10% of cash, non-royalty sublicensing consideration, (2) 30% of royalty sublicensing consideration and (3) 30% of royalty sublicensing consideration paid in equity, tokens or bitcoins. Further, Bitech is obligated to pay SGE an assignment fee of 15% of the consideration received by the shareholders of Bitech in the event of a transaction involving a change of control of Bitech or sale of all or substantially all of its assets but excluding issuance of equity in financing transactions or acquisitions of synergistic businesses and the Share Exchange.

The term of the license continues for the term of the Power Generation Patent. Bitech may terminate the License Agreement at any time upon 90 days prior notice to SGE. SGE may terminate the License Agreement if (a) Bitech fails to make any payments due under the License Agreement within 30 days after written notice from SGE, (b) Bitech breaches any non-payment provision of the License Agreement and does not cure such breach within 60 days after written notice from SGE, (c) SGE delivers notice to Bitech of three or more actual breaches of the License Agreement in any 12-month period even in the event Bitech cures such breaches in the allowed period, or (d) Bitech or any sublicensee of Bitech initiates any proceeding or action to challenge the validity, enforceability or scope of the Power Generation Patent or assists a third party in pursuing such a proceeding.

Calvin Cuong Cao who is the principal owner of SGE is the brother of Michael Cao, a director and substantial shareholder of the Company.

Intellectual Property—Patents, Trademarks

We regularly seek to protect our intellectual property rights in connection with our Tesdison Technology platform. We rely on non-disclosure/confidentiality agreements to protect our intellectual property rights. To the extent we describe or disclose our proprietary technology, we redact or request redaction of such information prior to public disclosure. Despite these measures, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Effective trade secret protection may not be available in every country in which we plan to license our technology to the same extent as in the United States. Failure to adequately protect our intellectual property could impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

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We own the website www.bitech.tech.

We license from SGE United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) pursuant to the License Agreement. The Power Generation Patent and the License Agreement expires on April 4, 2038 so long as all required filing fees are paid with respect to such patent.

Competition

The renewable energy market is evolving and highly competitive. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition once we complete development and commence marketing the Tesdison Technology and the Intellisys-8 Chipset Solution. Electrical power consumption associated with cryptocurrency mining is a significant challenge facing all cryptocurrency miners. We believe that the more energy efficient proprietary Tesdison Technology will enable us to be competitive with other renewable energy providers by achieving a reduction in electrical power consumption that results in costs savings greater than the costs to implement either the Tesdison Technology or the Intellisys-8 Chipset Solution. We expect to face significant competition from other providers of renewable energy sources, which may have an adverse effect on expected revenues.

We believe our ability to compete successfully with other renewable energy providers will also depend on a number of factors including implementation costs, safety and cycle life, and on non-technical factors such as brand, established customer relationships and financial and manufacturing resources. Many of the incumbents have, and future entrants may have, greater resources than we have and may also be able to devote greater resources to the development of their current and future technologies. They may also have greater access to larger potential customer bases and have and may continue to establish cooperative or strategic relationships amongst themselves or with third parties (including OEMs) that may further enhance their resources and offerings.

Corporate Growth Plan

We started our business with our core power-saving technology solution starting with Tesdison technology for crypto mining business as a part of the Evirontek Integrated Platform with a plan to (1) enhance our technology portfolio by acquiring additional clean energy technology and using our internal resources to further develop our existing technology, (2) accelerate our revenue plan via the commercialization of the Tesdison Technology and also becoming a qualified Resource Entity using state-of-the-art and low-cost BESS solutions, (3) execute technology-enabling plan for renewable infrastructure, allowing us to acquire other providers while exploring partnership opportunities to acquire income-producing infrastructure projects that require new technology implementation to enhance revenue and profit sharing, (4) execute our capital market growth plan via market awareness of our technological solutions, and (5) optimize our human capital strategy via a management enhancement plan to expand our business in several related industry sectors that demand more energy efficiency.

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Sources and Availability of Materials

As discussed above, we plan to develop a full scale Tesdison Technology based system and since we are not currently producing these systems, we have no current need to obtain the input materials needed to produce them. Once we commence production, we plan to source our input materials from industry leading suppliers of the needed components on a purchase order basis and using contract manufacturers.

Once we commence commercial production of the Evirontek Integrated Platform or any of its component systems, any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of batteries or computer chips, could, however, materially impact our business, financial condition, results of operations or prospects. We intend to purchase input materials on a purchase order basis from worldwide suppliers at market prices based on our production requirements. Consequently, our management believes that we will have access to a sufficient supply of the key inputs for the foreseeable future. Furthermore, we do not anticipate any unique supply constraints that would impede the commercialization of our planned products or systems for the foreseeable future.

Employees

As of June 30, 2022, we had two full-time employees. To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or are subject to a collective bargaining agreement.

Government Regulation and Compliance with Respect to Bitech’s Business

There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in industry, factory safety, and disposal of hazardous materials. We will ultimately have to comply with these regulations to license or sell our Tesdison Technology based systems into the market. The license and sale of these systems abroad is likely to be subject to export controls in the future.

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Properties

Our principal executive offices are located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626. We occupy this location pursuant to a lease that may be terminated by us on 90 days prior notice.

Legal Proceedings

As of the date of this prospectus, to our knowledge, there are no legal proceedings or regulatory actions material to us to which we are a party, or have been a party to, or of which any of our property is or was the subject matter of, and no such proceedings or actions are known by us to be contemplated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the six months ended June 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020. It is supplemental to, and should be read in conjunction with, our condensed consolidated financial statements for the six months ended June 30, 2022 and 2021 and our condensed consolidated financial statements for the years ended December 31, 2021 and 2020 and the accompanying notes for each respective period. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws and Canadian securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our ability to become profitable and generate cash in our operating activities; our need for substantial additional financing to operate our business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; our significant indebtedness and significant restrictions on our operations; our ability to develop and manufacture each of the components of our planned Evirontek Integrated Platform; the impact of global climate change on our ability to conduct future operations; our dependence on key inputs, suppliers and skilled labor for the production of each of the components of the Evirontek Integrated Platform; our ability to attract and retain key personnel; growth-related risks, including capacity constraints and pressure on our internal systems and controls; risk related to the protection of our intellectual property and our exposure to infringement or misappropriation claims by third parties; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

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Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties described in “Risk Factors.”

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to the risks described in “Risk Factors.”

Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

Our Company

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Our goal is to change the future of the cryptocurrency mining businesses by providing our patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable.

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We plan to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology”, (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”, (3) BESS technology solution for power grid efficiency, and (4) other complementary clean energy technologies that we plan to acquire. Combined, we refer to these technologies as the Evirontek Integrated Platform.

To respond to the current increasing demand in energy efficiency solutions while expanding our potential revenue options, we also plan to (1) become a Resource Entity (RE) operating our own state-of-the-art Battery Energy Storage Systems (BESS) solution in order to re-optimize the power capacity and balance the grid with intelligent time peak shifting control, and (2) penetrate into the solar power plant market and partner with or acquire outdated, mid-field solar power plants in the U.S., especially in California and Texas, and implement a BESS solution to increase energy efficiency and monetize time peak shifting implementation with targeted power plants ranging from 20MW to 500MW. Our planned containerized BESS solution is expected to provide a high level of user-friendly and seamless integration, intelligent monitoring ability with multimode authorization for dynamic connection, ultimate safety features, and flexible application via modular design, while enhancing robustness for interference from external factors in the field.

We acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). Pursuant to Share Exchange Agreement, we acquired from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, we issued to the Sellers an aggregate of 9,000,000 shares of our newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share received 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 0485,781,168) of our common stock (the “Company Common Stock”) on June 27, 2022 when we filed an amendment to our Certificate of Incorporation increasing the number of shares of our authorized common stock so that there were a sufficient number of shares of our common stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of our capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

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Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Selected Financial Information

The following is selected financial data derived from our consolidated financial statements for the six months ended June 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020.

The selected consolidated financial information set out below may not be indicative of our future performance:

	Six months Ended		Years Ended
	June 30,		December 31,
	2022	2021	2021	2020
	$	$	$	$
Total Revenue	76,672	-	-	-
Operating, general and administrative expenses	(566,749)	(32,970)	(284,959)	-
Total other income (expense)	(200)	-	-	-
Net Loss	(490,278)	(32,970)	(284,959)	-
Net loss per common share	(0.02)	(0.00)	(0.01)	(0.0)
Total Assets	478,920	206,830	1,011,947	-
Current Liabilities	(28,237)	-	(11,106)	-

Comparison of the six month periods ended June 30, 2022 with the six month periods ended June 30, 2021.

The Company has not generated any revenues from its primary business for the six months ended June 30, 2022. We collected $76,572 from accounts receivable previously written-off as uncollectible for the six months ended June 30, 2022. There was no revenue for the six months ended June 30, 2021.

During the six months ended June 30, 2022, we incurred $558,214 of general and administrative expenses compared to $32,970 for the same period in 2021. General and administrative expenses have increased during 2022 compared to 2021 as the Company moves from development stage to revenue generation.

As a result of the foregoing, we had net loss of ($481,743) for the six months ended June 30, 2022, compared to a net loss of ($32,970) for the six months ended June 30, 2021.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

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Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of June 30, 2022 and December 31, 2021, we had total current liabilities of $28,237 and $11,106, respectively, and current assets of $443,920 and $976,947, respectively, to meet our current obligations. As of June 30, 2022, we had working capital of $415,683, a decrease of working capital of $550,158 as compared to December 31, 2021, driven primarily by an increase in cash as a result of our acquisition of Bitech Mining partially offset by a reduction in accounts receivables.

For the six months ended June 30, 2022, cash used in operations was ($473,147) which primarily included the net loss of ($490,278) and increase of accounts payable and accrued liabilities of $17,131.

Cash provided in financing activities was derived primarily from sale of stock by Bitech Mining and its $443,920 of cash as of June 30, 2022.

Year Ended December 31, 2021

Bitech Mining was formed on January 8, 2021. Consequently, there is no comparative financial information for the fiscal year ended December 31, 2020.

Results of Operations

Revenue. We did not have any revenues during the period from January 21, 2021 (inception) through December 31, 2021 as we were engaged in organizational activities and the early stages of development of the Evirontek Integrated Platform.

Total Operating Expenses. Total operating expenses during the period from January 21, 2021 (inception) through December 31, 2021 was $284,959 that was comprised of general and administrative expenses incurred in connection with our organizational activities.

Net Loss. Net loss for the year ended December 31, 2021 was $284,959 as a result of the factors discussed above.

Liquidity and Capital Resources

As of December 31, 2021, we had total current liabilities of $11,106 and current assets of $976,947 comprised of cash and cash equivalents to meet our current obligations. As of December 31, 2021, we had working capital of $965,841.

Recent Financing Transactions

During the year ended December 31, 2021, Bitech Mining issued the following shares of its common stock: 3,301,250 shares for an aggregate of $1,164,500 in cash, 10,106,000 shares in exchange for services, 10,000,000 shares as partial consideration for the License Agreement and 70,000,000 shares to its founders upon its formation.

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Cash Flows

Cash Used in Operating Activities. For the period ended December 31, 2021, cash used in operating activities was $162,653 comprised of a net loss of $284,959 partially offset by the expense related to common stock issued for consulting services of $111,200 partially offset by an increase in accounts payable of $11,106.

Cash Used in Investing Activities. For the period ended December 31, 2021, we paid $25,000 as the cash consideration for the License Agreement.

Cash Used in Financing Activities. For the period ended December 31, 2021, Bitech Mining received cash proceeds of $1,164,500 from the sale of 3,301,250 shares its common stock.

Income Tax Expense (Benefit)

We have not made a provision for income taxes in 2021 or 2020, which reflects our valuation allowance established against our benefits from net operating loss carryforwards.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of March 31, 2022, cash generated from financing activities was not sufficient to fund the full development of the components of the Evirontek Integrated Platform, in particular, to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses, develop and commercialize the Evirontek Integrated Platform and the capital expenditures associated with that project. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations, to make planned capital expenditures, to execute on the development and commercialization of the Evirontek Integrated Platform depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

As of June 30, 2022, there have not been any meaningful impact or disruptions to our operations as a result of the COVID-19 pandemic. We continue to assess the impact of COVID-19 on an ongoing basis.

Changes in or Adoption of Accounting Practices

There were no material changes in or adoption of new accounting practices during the six months ended June 30, 2022.

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Critical Accounting Policies

In Note 2 to the unaudited consolidated financial statements for the six months ended June 30, 2022 and 2021 included in this prospectus, which note is incorporated herein by reference, we discuss those accounting policies that are considered to be significant in determining the results of operations and our financial position.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the individuals that are our directors and executive officers as of the date of this prospectus and their respective positions.

Name	Age	Position
Benjamin Tran	56	Chief Executive Officer, President and Director
Robert J. Brilon	62	Chief Financial Officer and Director
Michael Cao	51	Director

Director and Executive Officer Biographies

Benjamin Tran co-founded Bitech Mining and currently serves as Chairman and Chief Executive Officer of the company since its inception in January 2021. He has been the corporate strategist, investor, and financial partner in the formation and growth of several emerging growth technology companies. Benjamin specializes in cross-border M&A, private equity, merchant banking advisory and technology marketing. He also serves as Managing Partner of Cleantek Venture Capital, a cleantech-focused private equity advisory firm since January 2021 to present. Benjamin, at times, serves as senior advisor to several publicly traded companies. From February 2021 to April 2022, Benjamin has served as Senior Capital Market Advisor for Iveda Solutions, Inc. (NASDAQ: IVDA), an AI and IoT technology company to assist with financing and uplisting to Nasdaq. From August 2017 to January 2019, he served as Advisory Chairman of Vemanti Group, Inc. (OTCQB: VMNT), an innovative fintech company to assist in M&A and international business development. From November 2018 to April 2021, Benjamin also co-founded and served as chairman of CBMD, Inc., a privately held physician-based CBD science company specializing in pain management. Benjamin served as CFO of privately held Stock Navigators, a leading software and educational training institution for technical traders from June 2018 to June 2019. Since 2014 to present, Benjamin has served as managing partner of United System Capital, a private equity advisory firm in Newport Beach, California. Prior to United System Capital, Benjamin was managing partner of an Asia-based joint venture with Brean Murray Carret & Co., a New York-based investment bank that has transacted over 100 IPOs/APOs/SPACs and raised over $4B for the U.S. and Asian companies. Benjamin spearheaded the organization to formulate a multi-functional investment banking service for emerging growth companies via globalization strategies. Benjamin has been seasoned international consultant providing corporate development and interim senior management to small and medium sized enterprises in Silicon Valley and the Asia Pacific region. He also served as a board director, CFO, corporate strategist, and executive advisor for several distressed companies, managing turn-around situations. As a Silicon Valley high-tech veteran, Benjamin brings over 20 years of diversified experience including mergers and acquisitions, venture management, strategic marketing, and international business development. Prior to his investment and corporate advisory career, Benjamin worked for technology leaders including Micron Technology, Fujitsu Microelectronics, Mitsubishi Electric America, Philips Semiconductors, holding various senior technical and marketing management positions. Benjamin received a Ph.D. in Business Administration, a Masters in Business Administration from the University of Phoenix, a Masters of Science and Bachelor of Science degrees in Electrical Engineering from San Jose State University, California.

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Robert J. Brilon has served as our Chief Financial Officer since October 1, 2021 and was appointed as a director on April 14, 2022. He also has served as Chief Financial Officer for Iveda Solutions, Inc. (NASDAQ: IVDA) since December 2013. He was also Iveda’s President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018 and was appointed Treasurer again on December 15, 2021. Mr. Brilon served as Iveda’s Executive Vice President of Business Development from December 2013 to February 2014 and as Iveda’s interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa.

Michael Cao co-founded Bitech with Mr. Tran and has served as a director of the company since its inception in January 2021. Mr. Michael Cao has been engaged in the development of businesses various industries with concentration in cryptocurrency mining, blockchain, cleantech, and healthcare including sale and financing transactions as discussed below. From June 2019 to December 2020, Mr. Cao had been collaborating with Mr. Tran in sourcing and conducting due diligence on the Tesdison technology including the ultimate licensing of that technology to Bitech Mining. On April 2017, Mr. Cao co-founded iRide Tech Corp. (“iRide) where he served as its Chief Executive Officer and chairman of the board of directors until May 2019. iRide developed ride sharing technology built on the Ethereum platform to disrupt the traditional ride-sharing industry using the power of decentralization. iRide’s assets were acquired by iRide.io Tech PTE LTD. in May 2019. Mr. Cao oversaw the development of iRide’s technology platform and was instrumental in its sale of assets. In 2005, Mr. Cao founded Ultroid Technologies, Inc. (“Ultroid Technologies”) where he served as its Chief Executive Officer and chairman of the board of directors until May 2008. Ultroid Technologies manufactures and markets the U.S. Food and Drug Administration cleared Ultroid® Hemorrhoid Management System, a non-invasive hemorrhoid eradication process. Ultroid Technologies merged it with Vascular Technologies in 2008 where Mr. Cao served on the board of directors from 2011 until October 2016. Mr. Cao oversaw the development of the Ultroid® Hemorrhoid Management System and was instrumental in completing the merger with Vascular Technologies. From 2000-2004 Mr. Cao was the Chief Executive Officer of Liberty Consultant Group, a company that provided advisory services to emerging growth technology companies in connection with capital formation and merger and acquisition strategies and execution for capital market entry. From 1997 to 1999, Mr. Cao was the Chief Executive Officer and a co-founder of Netoy.com Corp., a pioneer in the toy products eCommerce business. Mr. Cao received a Bachelor of Arts in International Business from Eckerd College, Florida.

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Key employees

We contract with certain individuals who, while not executive officers, make significant contributions to our business and operations and hold various positions within our business operations.

Roy Bao, age 57, has served as our Chief Technology Officer since April 2022. Mr. Bao has been an entrepreneur, developer and senior manager with high tech companies with more than 30 years of experience in design and applications engineering. From December 2008 to April 2022, he worked as Sr. ASIC Manager with Applied Micro (AMCC), a global leader in energy conscious computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. Mr. Bao was Project Leader for the GSR Business Unit of Cisco Systems, a US technology conglomerate from June 1999 to June 2001, Sr. ASIC Design Engineer of Fujitsu Network Communications from February 1996 to June 1999, Sr. Applications Engineer for IKOS systems from June 1994 to January 1996, Hardware Engineer of Alcatel Network Systems from June 1990 to June 1994. Mr. Bao will develop a plan to implement the Company’s Bitech Intellisys-8 technology in order to deploy it to operators of cryptocurrency miners and data centers, define a new product roadmap, introduce additional revenue sources, recruit and lead a planned engineering taskforce and develop new product lines for the Company with a focus in cryptocurrency mining and data centers. He has deep technical knowledge in the renewable energy fields with specialty in battery storage, wind and solar technologies. Mr. Bao has managed complex engineering projects and demonstrated leadership in facilitating, structuring, negotiating, and bringing complex technical issues to closure including projects involving production and storage of clean, cost-effective power solutions designed to increase energy efficiency. Mr. Bao received a Bachelor of Science in Electrical Engineering, Summa Cum Laude, and a Masters of Science in Electrical Engineering both from the University of Texas.

Family Relationships

None.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Officer and Board Qualifications

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

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Number and Terms of Office of Officers and Directors

Our board of directors is comprised of three directors. Each director is elected at our annual meeting of stockholders and holds office for one year, or until his successor is elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a President, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Board Committees

We currently have an audit committee whose members are Benjamin Tran, Robert J. Brilon and Michael Cao.

Audit Committee Description

The audit committee of our board of directors (the “Audit Committee”) is responsible for review of our interim and annual financial statements. For the purposes of performing their duties, the members of the Audit Committee have the right at all times, to inspect all of our books and financial records and any subsidiaries and to discuss with management and our independent auditors any accounts, records and matters relating to our financial statements. The Audit Committee members meet periodically with management and annually with our independent auditors.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

The board does not have standing audit, compensation or nominating committees. The board does not believe these committees are necessary based on the size of our company, the current levels of compensation to our corporate officers and the ownership by our executive officers and directors which gives them control over all matters submitted to a vote of our stockholders. The board will consider establishing audit, compensation and nominating committees and the appointment of independent directors at the appropriate time.

The entire board of directors participates in the consideration of compensation issues and of director nominees. Candidates for director nominees are reviewed in the context of the current composition of the board and our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the board of directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the board and our company, to maintain a balance of knowledge, experience and capability.

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The board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Board Qualifications

We believe that each of the members of our board of directors has the experience, qualifications, attributes and skills that make him suitable to serve as our director, in light of the nature of our operations. See above under the heading “Management” for a description of the education and experience of each director.

Mr. Tran’s specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning;
●	Finance expertise; and
●	Operating and management experience.

Mr. Cao’s specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning; and
●	Operating and management experience.

Mr. Brilon’s specific qualifications, experience, skills and expertise include:

●	Core business skills, including financial and strategic planning;
●	Finance and financial reporting expertise; and
●	Operating and management experience.

We believe these qualifications bring a broad set of complementary experience to our board of directors’ discharge of its responsibilities.

Director Independence

For purposes of this prospectus, the independence of our directors is determined under the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”). The independence rules of Nasdaq include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, our board of directors is required to make a subjective determination as to each person that no material relationship exists with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. It has been determined that none of our directors are independent persons under the independence rules of Nasdaq.

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Board Leadership Structure and Board’s Role in Risk Oversight

Our board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The board regularly reviews plans, results and potential risks related to our business. The board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Limitation on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors will not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2021,
●	our two most highly compensated executive officers, other than our principal executive officers, who were serving as executive officers at December 31, 2021, and
●	up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2021.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Name and Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Donovan, M.D.	2021	—	—	—	—	—	—	—	—
Former Chief Executive Officer(1)	2020	—	—	—	—	—	—	—	—

John Bergeron	2021	91,461	—	—	—	—	—	—	91,461
Former Chief Financial Officer(2)	2020	97,789	—	—	—	—	—	—	97,789

Benjamin Tran	2021	—	—	—	—	—	—	—	—
Chief Executive Officer and Director(3)	2020	—	—	—	—	—	—	—	—

Robert J. Brilon	2021	—	—	62,500	—	—	—	—	62,500
Chief Financial Officer and Director(3)	2020	—	—	—	—	—	—	—	—

Notes:

(1)	Dr. Donovan resigned as an officer of our company on March 31, 2022 and as director on April 14, 2022.
(2)	Mr. Bergeron resigned as an officer and director of our company on March 31, 2022.
(3)	Appointed on March 31, 2022.

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Executive Employment Agreements

At this time, we do not have any employment agreements or other compensation agreements with our any of our named executive officers or directors except for Mr. Brilon.

Robert J. Brilon. On April 19, 2022, we entered into an Independent Contractor Agreement with Mr. Brilon (the “Independent Contractor Agreement”) whereby he agreed to serve as our Chief Financial Officer and shall have such duties and authorities consistent with such position as are customary for the position of chief financial officer of a company of the size and nature of our company, and such other duties and authorities as shall be reasonably determined from time to time by our board of directors consistent with such position and to serve as an officer of any of our subsidiaries as may be reasonably requested from time to time by the board. In addition, Mr. Brilon agreed to serve as a member of our board of directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

Mr. Brilon also signed a Proprietary Information and Inventions Agreement whereby he agreed that any proprietary information developed during the term of his service will be owned by the Company and that such information will be held in strict confidence and not disclosed to anyone outside the Company. In addition, Mr. Brilon agreed to, during the term of his service to the Company, refrain from engaging in or assisting anyone from engaging in any activity that is competitive with or similar to the business or proposed business of the Company and from soliciting any employees or consultants to the Company during the term of his engagement and thereafter for a period of one year from leaving or terminating their engagement with the Company.

As Compensation for Mr. Brilon’s service pursuant to the Independent Contractor Agreement, we awarded him 4,635,720 shares (the “Award”) of our common stock which vest 25% on each April 18 commencing on April 18, 2023 so long as he is providing services to us or one of our subsidiaries as provided for in the restricted stock agreement we entered into with him in connection with the Award (the “RSA”).

Overview of Executive Compensation

Our board of directors is authorized to review and approve annually all compensation decisions relating to our executive officers. Our compensation program for our Chief Executive Officer and the other executive officers named in the 2021 Summary Compensation Table (the “named executive officers” or “NEOs”) is the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized. At this time, we do not have any employment agreements or other compensation agreements with our any of our named executive officers or directors except for Mr. Brilon as discussed in the section “EXECUTIVE COMPENSATION – Executive Employment Agreements – Robert J. Brilon.”

Pay Ratio Disclosure

We are currently considered a “smaller reporting company” for the purposes of the SEC’s executive compensation disclosure rules. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies and have therefore omitted the pay ratio disclosure required under Item 402(u) of Regulation S-K.

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Pension Plan Benefits

We do not have any pension, defined benefit, defined contribution or deferred compensation plans in place.

Long-Term Equity Incentive Awards

Except for the vesting requirement provided for in Mr. Brilon’s RSA, we do not have any long-term component of compensation for executive officers, including the named executive officers.

Outstanding Equity Awards at 2021 Fiscal Year-End

There were no outstanding equity awards for our named executive officers at December 31, 2021.

Retirement Benefit Plans

We do not have any pension, defined benefit, defined contribution or deferred compensation plans in place.

Termination and Change of Control Benefits

We do not have any contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following or in connection with a termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of our company or a change in a named executive officer’s responsibilities.

Director Compensation

Our directors do not receive any compensation as directors and there is no other compensation being considered at this time. Mr. Brilon receives compensation as our Chief Financial Officer. See “EXECUTIVE COMPENSATION – Executive Employment Agreements – Robert J. Brilon.”

Securities Authorized for Issuance under Equity Compensation Plans

We have no securities authorized for issuance under any equity compensation plans approved by our stockholders nor do we have any equity compensation plans approved by our stockholders as of December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 4, 2022 for (i) each member of our board of directors, (ii) each named executive officer, (iii) each person known to us to be the beneficial owner of more than 5% of our securities and (iv) the members of our board of directors and our executive officers as a group.

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Unless otherwise noted, the business address for each of the beneficial owners is c/o Bitech Technologies Corporation, 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626.

	Common Stock
Name, Position and Address of Beneficial Owner	No. of Shares of Common Stock Beneficially Owned	% of Common Stock(1)
Benjamin Tran(2) Chief Executive Officer and Director	148,435,031	28.9%
Robert J. Brilon(3) Chief Financial Officer and Director	5,923,414	1.2%
Michael Cao(4) Director	180,277,121	35.1%
All directors and executive officers as a group	334,645,566	65.1%
Five Percent Shareholders:
Calvin Cao (5)	51,507,749	10.0%

Notes:

(1)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on August 4, 2022. On August 4, 2022, there were 514,005,770 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options, warrants and other derivative securities owned by that person which are exercisable within 60 days of August 4, 2022. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Includes the following: (i) 51,507,749 shares of common stock held directly, (ii) 51,507,749 shares held by Mr. Tran’s spouse and (iii) 45,419,533 shares owned by United System Capital LLC (“USC”), over which Mr. Tran has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by USC. Mr. Tran disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)	Includes the following: (i) 1,287,694 shares of common stock and (ii) 4,635,720 shares of restricted common stock which vest 25% on April 13, 2023, 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to us at the time of vesting.

(4)	Includes the following: (i) 51,507,749 shares of common stock held by Michael Cao’s spouse and (ii) 128,769,372 shares owned by B&B Investment Holding LLC (“B&B”), over which Michael Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by B&B. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	Shares are owned by SuperGreen Energy Corp over which Calvin Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by SuperGreen Energy Corp. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in “Executive Compensation” above, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

●	We have been or will be a participant;
●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Related parties include any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) our executive officer or director, any shareholder owning more than 5% of any class of our voting securities or an immediate family member of any such person.

Any potential related party transaction that requires approval will be reviewed and overseen by the Audit Committee, and the Audit Committee will consider such factors as it deems appropriate to determine whether to approve, ratify or disapprove the related party transaction. The Audit Committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of us and our shareholders.

Transactions with Related Parties

Secured Promissory Note Issued to Peter Dalrymple. On August 31, 2020, we issued Mr. Dalrymple a $610,000 one-year secured promissory note (the “Dalrymple Note”). The secured promissory note bore interest of 6% per year with monthly payments of interest only due until maturity, when all unpaid interest and principal was due. This note was collateralized by all our accounts receivable and a pledge of the stock of our wholly owned subsidiary, Quad Video Halo, Inc. The secured promissory note was amended on October 29, 2021 and March 31, 2022 and had a balance of $395,000 at December 31, 2021.

On October 28, 2021, we transferred to SPIN Collections LLC (an entity owned and controlled by Mr. Dalrymple) certain accounts receivable the Company owns, which accounts receivable have a gross balance of $84,865 and a carrying value of $0 in consideration of Mr. Dalrymple agreeing to reduce the balance of the Dalrymple Note by $33,946. In addition, the maturity date of the Dalrymple Note was extended to June 30, 2022.

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During the year ended December 31, 2021, the Company recorded $27,357 in interest expense on the Dalrymple Note, representing all interest due through that date.

Following the March 31, 2022 closing of the transaction set forth in the Share Exchange Agreement, we paid Mr. Dalrymple $386,211 as a partial payment of the amounts due to him pursuant to the Dalrymple Note we issued to him dated August 31, 2020 as amended on October 29, 2021 and March 31, 2022.

Issuances of Series A Preferred Stock and Conversion to Common Stock. In connection with the Share Exchange Agreement, we issued the following shares of our Series A Preferred Stock to related parties: an aggregate of 2,750,035 shares to Mr. Tran, our Chief Executive Officer and member of our board of directors, together with his wife and an entity he owns or controls, in exchange for 28,818,000 shares of Bitech Mining’s common stock, 23,857 shares to Mr. Brilon in exchange for 250,000 shares of Bitech Mining’s common stock, an aggregate of 3,339,969 shares to Michael Cao, a member of our board of directors, together with his wife and an entity he owns or controls in exchange for 35,000,000 shares of Bitech Mining’s common stock and 954,277 shares to an entity owned or controlled by Michael Cao, a substantial shareholder of our company in exchange for 10,000,000 shares of Bitech Mining’s common stock.

On June 27, 2022, an aggregate of 7,068,138 shares of the Series A Preferred Stock held by the related parties identified above were automatically converted into 381,507,594 shares of our common stock pursuant to the terms of the Certificate of Designation of Preferences and Rights of Series A Preferred Convertible Preferred Stock.

Management Services Agreement. On March 31, 2022, we entered into the MSA with Mr. Dalrymple in connection with the Share Exchange Agreement. See Description of Business – Management Services Agreement.

Disposition of Quad Video Assets. On June 30, 2022, in connection with our sale of the Quad Video Assets pursuant to the Quad Video APA, Quad Video sold all of the Quad Video Assets to Mr. Dalrymple in consideration of his cancellation of the Dalrymple Note and a security agreement securing payment of that note, his assumption of all liabilities related Quad Video’s operations and the Quad Video Assets and termination of the Management Services Agreement. In addition, on June 30, 2022, we completed the sale to Mr. Dalrymple of certain accounts receivables related to our spine pain management business pursuant to the SPIN Accounts Receivable APA. The consideration received by the Company in connection with the SPIN Accounts Receivable APA was nominal and immaterial. See “Description of Business - Disposition of Quad Video Assets.”

Director Independence

For a description of director independence of our board members, see “Management – Director Independence” on page 62 of this prospectus.

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DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our certificate of incorporation, as amended, bylaws and other agreements to which we and our shareholders are parties, in each case as of the date of this prospectus.

General

Our authorized capital stock currently consists of 1,000,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 9,000,000 shares were designated as Series A Preferred Stock. As of the date of this prospectus, there were 514,005,770 shares of our common stock issued and outstanding held of record by 113 stockholders and no shares of Series A Preferred Stock. Our board of directors may from time to time authorize by resolution the issuance of any or all shares of our common stock or preferred stock authorized in accordance with the terms and conditions set forth in our certificate of incorporation, as amended, for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the preferred stock that has not already been designated, in one or more series, all as our board of directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

A description of the material terms and provisions of our certificate of incorporation, as amended, affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary only.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Except for the election of directors, which are elected by a plurality vote, a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws, as amended.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Dividend Rights. Subject to the rights of holders of preferred stock, holders of our common stock shall be entitled to receive such cash dividends as may be declared thereon by our board of directors from time to time out of assets of funds of our company legally available for the payment of dividends.

Preferred Stock

The Certificate of Amendment to Certificate of Incorporation, as amended, filed with the State of Delaware Secretary of State authorizes us to issue up to 10,000,000 shares of undesignated preferred stock, $0.001 par value per share (the “Preferred Stock”).

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Series A Preferred Stock. On March 30, 2022, the State of Delaware Secretary of State acknowledged our filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations includes:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On June 27, 2022, all 9,000,000 shares of the Series A Preferred Stock were automatically converted into 485,781,168 shares of our common stock pursuant to the terms of the Certificate of Designations. Upon conversion of the Series A Preferred Stock, the shares were cancelled upon issuance of our common stock.

Undesignated Preferred Stock. Our board of directors will have the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders (the “Undesignated Preferred Stock”). If shares of Undesignated Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If our board of directors authorized the issuance of shares of Undesignated Preferred Stock with conversion rights, the number of shares of common stock outstanding could potentially be increased by up to the authorized amount. Issuance of Undesignated Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and may adversely affect the rights of the holders of our common stock. Also, Undesignated Preferred Stock could have preferences over our common stock (and other series of Undesignated Preferred Stock) with respect to dividend and liquidation rights. We currently have no plans to issue any Undesignated Preferred Stock.

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Provisions of our Certificate of Incorporation, as amended that May Have an Anti-Takeover Effect

Other than our authorized but unissued common stock and “blank-check” preferred stock available for future issuance without stockholder approval, as described under “Common Stock” and “Preferred Stock” above, our certificate of incorporation, as amended, does not contain any provisions that may be deemed to have an anti-takeover effect or may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Potential for Anti-Takeover Effects

While certain provisions of Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent for our shares of common stock is Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001.

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SELLING STOCKHOLDERS

The Selling Stockholders may offer and sell, from time to time, any or all of the shares of our common stock registered for resale covered by this prospectus.

Selling Stockholders are offering for resale 141,954,924 under this prospectus. See the section entitled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these securities.

The following table provides, as of August 4, 2022, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, the securities that may be sold by the Selling Stockholders under this prospectus and the number and percentage of securities that the Selling Stockholders will beneficially own after this offering. Applicable percentages are based on 141,954,924 shares of our common stock offered for resale.

The Selling Stockholders is not making any representation that any shares of our common stock covered by this prospectus will be offered for sale. Because the Selling Stockholders may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

See the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

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	Number of Shares of Common Stock Beneficially Owned Prior to the Offering			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (3)	Number of Shares of Common Stock Beneficially Owned after Offering
Name of Selling Stockholder	Number (1)	Percent(2)			Number	Percent (2)

Michael Cao (4)	180,277,121	35.07%		45,069,280	135,207,841	26.30%
Benjamin B. Tran (5)	148,435,031	28.88%		37,108,758	111,326,273	21.66%
Calvin Cao (6)	51,507,749	10.02%		2,000,000	49,507,749	9.63%
Basestones Capital Limited	20,603,100	4.01%		14,422,170	6,180,930	1.20%
Steve Vay Hung Phu	15,452,325	3.01%		10,816,627	4,635,697	*	%
Robert Larsen	5,665,852	1.10%		2,832,926	2,832,926	*	%
Michael Finfrock	5,150,775	1.00%		2,575,387	2,575,387	*	%
Aion Investment LLC	5,150,775	1.00%		2,575,387	2,575,387	*	%
Sai Krupa LLC	5,150,775	1.00%		2,575,387	2,575,387	*	%
Adam Wade	3,682,804	*	%	1,841,402	1,841,402	*	%
Angela Lin	3,533,432	*	%	1,766,716	1,766,716	*	%
Dominic Alvarez	3,348,004	*	%	837,001	2,511,003	*	%
Susan Lin	2,575,387	*	%	1,287,694	1,287,694	*	%
Cory Thomason	2,575,387	*	%	643,847	1,931,541	*	%
AltoIRA Custodian FBO David Geller Traditional IRA	2,575,387	*	%	1,287,694	1,287,694	*	%
Austin Edward Hills 2004 Trust	2,575,387	*	%	1,287,694	1,287,694	*	%
V-star Seafood	2,060,310	*	%	1,030,155	1,030,155	*	%
Tom Le & Angela Davis	1,802,771	*	%	901,386	901,386	*	%
Jennifer Kovarik	1,545,232	*	%	1,081,663	463,570	*	%
Duy Khac Pham	1,545,232	*	%	1,081,663	463,570	*	%
Loc Tran	1,442,217	*	%	721,108	721,108	*	%
Mimi Jan	1,364,955	*	%	682,478	682,478	*	%
Kenneth Ngo	1,287,694	*	%	321,923	965,770	*	%
Diana De Sousa	1,287,694	*	%	321,923	965,770	*	%
Robert J. Brilon (7)	5,923,414	1.15%		643,847	5,279,567	1.03%
Andy Wang	1,287,694	*	%	643,847	643,847	*	%
Huy Doan	1,287,694	*	%	643,847	643,847	*	%
Isra Wattanasarn	1,030,155	*	%	257,539	772,616	*	%
Charles Rosenberry	1,030,155	*	%	257,539	772,616	*	%
411 Consulting Corp	1,030,155	*	%	515,077	515,077	*	%
Wintent-Crypto LLC	1,030,155	*	%	515,077	515,077	*	%
Jengo Ventures LLC	965,770	*	%	482,885	482,885	*	%
George Mottel	772,616	*	%	193,154	579,462	*	%
Alexander Sun	772,616	*	%	386,308	386,308	*	%
Christopher Wilding	731,410	*	%	365,705	365,705	*	%
Jason Dial	643,847	*	%	321,923	321,923	*	%
Nguyet Nguyen	515,077	*	%	257,539	257,539	*	%
Greg Trimarche	515,077	*	%	257,539	257,539	*	%
Thomas L. Chen	360,554	*	%	180,277	180,277	*	%
Heleo Ventures LLC	321,923	*	%	160,962	160,962	*	%
Danny Lin	283,293	*	%	141,646	141,646	*	%
Albert Hsu	257,539	*	%	128,769	128,769	*	%
David Phu	257,539	*	%	128,769	128,769	*	%
Tai Le	160,962	*	%	80,481	80,481	*	%
Wil Kwan & Jen-Li Kwan	128,769	*	%	64,385	64,385	*	%
Tony Wu	128,769	*	%	64,385	64,385	*	%
Luyan Zhang	128,769	*	%	64,385	64,385	*	%
Yvonne Le	128,769	*	%	64,385	64,385	*	%
Alex Phu	128,769	*	%	64,385	64,385	*	%

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* Less than 1%

(1)	The amounts and percentages of our common stock beneficially owned are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of our common stock.

(2)	Based on 514,005,770 shares of common stock issued and outstanding as of August 4, 2022.

(3)	The shares of our common stock shown in this column includes shares of our common stock that are offered for resale by the Selling Stockholders pursuant to this prospectus.
(4)	Includes the following: (i) 51,507,749 shares of common stock held by Michael Cao’s spouse and (ii) 128,769,372 shares owned by B&B Investment Holding LLC (“B&B”), over which Michael Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by B&B. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	Includes the following: (i) 51,507,749 shares of common stock held directly, (ii) 51,507,749 shares held by Mr. Tran’s spouse and (iii) 45,419,533 shares owned by United System Capital LLC (“USC”), over which Mr. Tran has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by USC. Mr. Tran disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6)	Shares are owned by SuperGreen Energy Corp over which Calvin Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by SuperGreen Energy Corp. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(7)	Includes the following: (i) 1,287,694 shares of common stock and (ii) 4,635,720 shares of restricted common stock which vest 25% on April 13, 2023, 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to us at the time of vesting.

PLAN OF DISTRIBUTION

Resale of Common Stock by Selling Stockholders

We are registering common stock offered by this prospectus on behalf of the Selling Stockholders. The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the OTCQB (in the case of our common stock) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. The shares registered for resale in this prospectus being offered by the Selling Stockholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

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The Selling Stockholders may use any one or more of the following methods when disposing of their common stock or interests therein:

● in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

● in privately negotiated transactions;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

● through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

● an exchange distribution in accordance with the rules of the applicable exchange, if any;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

● directly to one or more purchasers;

● in other ways not involving market makers or established trading markets;

● by pledge to secure debts and other obligations;

● through agents; or

● in any combination of the above or by any other legally available means.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Stockholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

The Selling Stockholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the securities will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

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Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of August 4, 2022, there were 514,005,770 shares of common stock issued and outstanding. Of the approximately 514,005,770 shares of our common stock outstanding as of August 4, 2022, approximately 17,312,657 shares are tradable without restriction. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

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Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our common stock and warrants. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who hold the securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare contribution tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;
●	broker-dealers;
●	insurance companies;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own five percent or more of our voting shares;
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	dealers or traders subject to a mark to market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, constructive sale, conversion or other integrated or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass through entities for U.S. federal income tax purposes; and
●	tax exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

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This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. tax law other than the U.S. federal income tax (such as gift, estate or Medicare contribution taxes) or except as discussed below, any tax reporting obligations of a holder of our securities. This discussion also assumes that any distribution made (or deemed made on our securities and any consideration received (or deemed received) by a holder from the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our transactions, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

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U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. Upon a sale or other taxable disposition of our securities which, in general, would include a redemption of common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. holder’s particular facts and circumstances.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its securities so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a share of common stock, any prior distributions treated as a return of capital.

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Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the shares of common stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the shares of common stock would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the shares of common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	a non resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
●	a foreign corporation; or
●	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a security.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our securities, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

83

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our securities will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our securities from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our securities, and, beginning January 1, 2019, sales or other disposition proceeds from our securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner of the payment that is not a foreign financial institution (or that is a foreign financial institution entitled to a reduced rate of withholding tax with respect to such payment under an income tax treaty) generally may be entitled to a refund or credit of any amounts withheld by filing a U.S. federal income tax return and providing certain other information to the IRS (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

84

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheets as of December 31, 2021and the related statement of operations, changes in stockholders’ equity and cash flows for the period January 21, 2021 (inception) through December 31, 2021 included in this prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, as indicated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to our ability to continue as a going concern) with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law and our certificate of incorporation, as amended. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

85

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bitech Mining Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bitech Mining Corporation (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period January 21, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period January 21, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

February 16, 2022

F-2

BITECH MINING CORPORATION

BALANCE SHEET

DECEMBER 31, 2021

December 31, 2021
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$976,947
Accounts Receivable, Net	-

Total Current Assets	976,947

OTHER ASSETS
Intangible Assets, Net	35,000

Total Assets	$1,011,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts and Other Payables	$11,106

Total Current Liabilities	11,106

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 par value; 100,000,000 shares authorized; 93,407,250 shares issued and outstanding as of December 31, 2021	93,407
Additional Paid-In Capital	1,192,393
Accumulated Deficit	(284,959)
Total Stockholders’ Equity	1,000,841

Total Liabilities and Stockholders’ Equity	$1,011,947

See accompanying Notes to Financial Statements.

F-3

BITECH MINING CORPORATION

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

2021

REVENUE
Product Sales	$-
License Revenue	-
Other Revenue	-
TOTAL REVENUE	-

COST OF REVENUE	-

GROSS PROFIT	-

OPERATING EXPENSES
General & Administrative	284,959
Total Operating Expenses	284,959

LOSS FROM OPERATIONS	(284,959)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	-
Interest Income	-
Interest Expense	-

Total Other Income (Expense)

LOSS BEFORE INCOME TAXES	(284,959)

BENEFIT (PROVISION) FOR INCOME TAXES	-

NET LOSS	$(284,959)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE SHARES	89,727,414

See accompanying Notes to Financial Statements.

F-4

BITECH MINING CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2021

		Common Stock	Additional		Total Stockholder’s
	Common	Par	Paid-in	Accumulated	Equity
	Shares	Value	-Capital	Deficit	(Deficit)

INCEPTION JANUARY 21, 2021
Opening Balance			100		100
Founders Stock Issued	70,000,000	70,000	(70,000)		0
Stock Issued for Intangible Asset - License	10,000,000	10,000			10,000
Common Stock Issued for Services	10,106,000	10,106	101,094		111,200
Common Stock Sold in Private Placement	3,301,250	3,301	1,161,199		1,164,500
Net Loss				(284,959)	(284,959)

BALANCE AT DECEMBER 31, 2021	93,407,250	$93,407	$1,192,393	$(284,959)	$1,000,841

See accompanying Notes to Financial Statements.

F-5

BITECH MINING CORPORATION

STATEMENT OF CASH FLOWS

DECEMBER 31, 2021

2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(284,959)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities

Common Stock Issued for Consulting Services	111,200
(Increase) Decrease in Operating Assets
Accounts Receivable	-
Increase (Decrease) in Accounts and Other Payables	11,106
Net Cash Used in Operating Activities	(162,653)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase Intangible Asset – Exclusive License	(25,000)
Purchase of Property and Equipment	-
Net Cash Provided by (Used in) Investing Activities	(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Opening Balance Equity	100
Common Stock Issued, Net of (Cost of Capital)	1,164,500

Net Cash Provided by Financing Activities	1,164,600

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	976,947

Cash and Cash Equivalents- Beginning of Period	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$976,947

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common Stock Issued for Intangible Asset – Exclusive License	$10,000

See accompanying Notes to Financial Statements.

F-6

BITECH MINING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

BITECH MINING CORPORATION “Bitech” proactively provides green energy solution expertise across the globe to crypto miners to reduce exorbitant cost of electricity.

We offer revolutionary Tesdison technology (U.S. Patent No. 10,547,179 B) with cost saving, reliability and scalability solution to clients and client partners via licensing model with revenue-sharing partnerships. Tesdison proprietary technology enables generating up to twice the original energy output and is a modular, scalable storage and power generation solution. Tesdison technology distributes a steady stream of 120/220/480 VAC output and multiple Tesdison units can be run in concert to generate a constant, uninterrupted supply of electricity 24 hours a day at any desired voltage.

Bitech controls the perpetual license with global exclusivity right of the Tesdison technology in the Crypto Mining industry.

Impairment of Long-Lived Assets

We have a minimal amount of Intangible Assets, consisting of an Exclusive License. We review the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360. We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. We did not make any impairment for the years ended December 31, 2021.

Basis of Accounting

Our financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Concentrations

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

Substantially all cash is deposited in one financial institution in the United States. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

F-7

Intangible Assets

Intangible assets consist of an Exclusive License with a value at December 31, 2021 of $35,000. Such assets will being amortized over their estimated useful lives of sixteen years beginning in 2022 as the technology is licensed or used in products for sale.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2021. The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and amounts due to related parties. Fair values were assumed to approximate carrying values for these financial instruments because they are short-term in nature and their carrying amounts approximate their fair values or because they are receivable or payable on demand.

New Accounting Standards

No new relevant standards.

NOTE 2 - EQUITY

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of our company. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors. In the event of liquidation, dissolution, or winding up of our company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

On February 11, 2021, the company entered into an exclusive license agreement with SuperGreen Energy Corp, which is majority owned and controlled by Calvin Cao, the brother of Michael Cao, a founder, director and greater than 10% shareholder of Bitech Mining Corporation.

On June 15, 2021, the company entered into an agreement for capital market services and that agreement included the issuance of 4,000,000 shares of Common Stock for the services. The shares are disputed to non-performance and as a result are not issued or valued and the company will defend against any claim to these shares as no performance obligations were met to earn these shares.

NOTE 3 - INCOME TAXES

U.S. Federal Corporate Income Tax

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforward that create deferred tax assets and liabilities are as follows:

2021
Tax Operating Loss Carryforward - USA	$100,000
Other	-
Valuation Allowance - USA	(100,000)
$-

F-8

NOTE 4 - EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by ASC No. 260, “Earnings per Share.”

Basic earnings per share (“EPS”) is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding.

2021
Basic EPS
Net Loss	$(284,959)
Weighted Average Shares	89,727,414

Basic Loss Per Share	$(0.00)

NOTE 5 - SUBSEQUENT EVENTS

The Company sold 905,000 in Common Stock at $0.40 per share resulting in $362,000 of additional cashflow from financing activities through February 15, 2022.

F-9

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$443,920	$976,947
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 at June 30, 2022 and December 31, 2021, respectively	-	-

Total current assets	443,920	976,947

Intangible Asset – Exclusive License	35,000	35,000

Total assets	$478,920	$1,011,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable to shareholder	-	-
Accounts payable and accrued liabilities	28,237	11,106

Total current liabilities	28,237	11,106

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2021	-	-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 514,005,770 and 20,240,882 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	514,006	20,241
Additional paid-in capital	711,914	1,265,559
Accumulated deficit	(775,237)	(284,959)

Total stockholders’ equity	450,683	1,000,841

Total liabilities and stockholders’ equity	$478,920	$1,011,947

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-10

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended June 30, 2022	For the Three Months ended June 30, 2021	For the Six Months ended June 30, 2022	For the Six Months ended June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Equipment Sales	$-	$-	$-	$-
Service Revenue	-	-	-	-
Other Revenue	76,672	-	76,672	-
TOTAL REVENUE	76,672	-	76,672	-

COST OF REVENUE	-	-	-	-

GROSS PROFIT	76,672	-	76,672	-

OPERATING EXPENSES
General & Administrative	337,588	15,840	566,749	32,970
Total Operating Expenses	337,588	15,840	566,749	32,970

LOSS FROM OPERATIONS	(260,916)	(15,840)	(490,078)	(32,970)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	-	-	-	-
Interest Income	-	-	-	-
Interest Expense	(200)	-	(200)	-

Total Other Income (Expense)	(200)	-	(200)	-

LOSS BEFORE INCOME TAXES	(261,116)	(15,840)	(490,278)	(32,970)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-	-	-

NET LOSS	$(261,116)	$(15,840)	$(490,278)	$(32,970)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.00)	$(0.02)	$(0.00)

WEIGHTED AVERAGE SHARES	36,433,588	20,240,882	28,337,235	20,240,882

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-11

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(490,278)	$(32,970)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	-	-
Common Stock issued for services		9,800
Common Stock issue for Exclusive License		10,000
Changes in operating assets and liabilities:
Accounts receivable, net	-	-
Advances to Related Party	-	(63,609)
Prepaid expenses and other assets	-	-
Accounts payable and accrued liabilities	17,131	-

Net cash provided (used) by operating activities	(473,147)	(76,779)

Cash flows from investing activities:
Purchase Intangible Asset – Exclusive License	-	(25,000)

Net cash used in investing activities	-	(25,000)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	-	220,000
Recapitalization – payments to SPIN	(59,880)

Net cash provided by (used) in financing activities	(59,880)	220,000

Net increase (decrease) in cash and cash equivalents	(533,027)	118,221
Cash and cash equivalents at beginning of period	976,947	-

Cash and cash equivalents at end of period	$443,920	$118,221

Supplementary disclosure of cash flow information:
Interest paid	$200	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-12

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

As of June 30, 2022

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241			1,265,559		1,285,800

Net loss	-	-			-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241			$1,265,559	$(284,959)	$1,000,841
Recapitalization					(59,880)		(59,880)
Restricted Stock Awards	7,983,720	7,984			(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000	9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)	(9,000)	(485,781)		(9,000)
Net loss	-	-	-	-	-	(490,278)	(490,278)
Balances, June 30, 2022	514,005,770	$514,006	-	$-	$711,914	$(775,237)	$450,683

No dividends were paid for the six months ended June 30, 2022 and 2021.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-13

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We are a development-stage technology company dedicated to providing a suite of green energy solutions which we call the Evirontek Integrated Platform with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. We seek to offer our Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Our initial core technology is Tesdison; a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. We plan to seek business partnerships with renewable energy providers for various applications and engage with value-added resellers to facilitate and implement our scalable and modular system solution.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Sellers were expected to hold, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

F-14

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, we believe that the disclosures are adequate to make the information presented not misleading. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our 2021 Annual Report as filed on Form 10-K. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position with respect to the interim condensed consolidated financial statements and the results of its operations for the interim period ended June 30, 2022, have been included. The results of operations for interim periods are not necessarily indicative of the results for a full year.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s revenue is derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since the Company has an unconditional right to consideration when the Company has satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

F-15

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at June 30, 2022 or December 31, 2021.

F-16

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the six months ended June 30, 2022 and 2021, we did not recognize any compensation expense during those periods.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2021, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

F-17

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the three and six months ended June 30, 2022 and 2021, common stock equivalents from outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock was 250,000,000 shares and increased on June 27, 2022 to 1,000,000,000 $0.001 par value per share. On June 27, 2022 the 9,000 shares of Series A Convertible Preferred Stock issued as of March 31, 2022 automatically converted to 485,781,168 shares of common stock. As of June 30, 2022, there were 514,005,770 common shares issued and outstanding.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

F-18

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining.

On April 19, 2022, the Company issued 4,635,720 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025, and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

NOTE 4. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

F-19

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompasses approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and since then NSO has provided the Company this office space rent free.

NOTE 6. RESTATEMENT OF PREVIOUSLY ISSUED/REPORTED FINANCIAL STATEMENTS

The financial statements for the three months ended March 31, 2022 have been restated. On July 20, 2022, our management determined that the Company erroneously did not reflect the accounting perspective of Bitech Mining on March 31, 2022 financial reporting as a result of the Share Exchange in accordance with ASC 805-40-45-1.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported balance sheet:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Accrued expenses (including accrued interest)	68,319	28,535	96,854
Note payable	395,000	-	395,000

Additional paid-in capital	21,022,725	(19,826,046)	1,196,679

Accumulated deficit	(20,311,631)	19,797,511	(514,121)

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported statement of operations:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Total Revenue	26,231	(26,231)	-
Gross Profit	26,231	(26,231)	-

Operating, general and administrative expense	73,176	155,986	229,162
Other income	20,000	(20,000)	-
Interest expense	(6,140)	6,140	-

Net loss	(33,085)	(196,077)	(229,162)

Net income per share, basic and diluted	$0.00	(0.01)	$(0.01)

F-20

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the effect of the restatements on the Company’s previously issued/reported statement of shareholder deficit:

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
Balance, December 31, 2021, as previously reported	20,240,882	$20,241	19,869,511	(20,278,547)	(388,795)

Corrections of errors			(18,603,952)	19,993,588	1,389,636
Balance, December 31, 2021, as restated	20,240,882	$20,241	$1,265,559	$(284,959)	$1,000,841

Balance, As of March 31, 2022, as previously reported	20,240,882	$20,241	$21,022,725	$(20,311,632	740,334

Corrections of errors			(19,826,046)	19,797,511	(28,535)
Balance, As of March 31, 2022, as restated	20,240,882	$20,241	$1,196,679	$(514,121)	711,799

The following table presents the effect of the restatements and reclassifications on the Company’s previously issued/reported statement of cash flows:

	As of March 31, 2022
	As Previously Reported	Adjustments	Reclassifications	As Restated
Cash flows from operating activities:
Net income	(33,085)	(196,077)		(229,162)

Changes in working capital assets and liabilities:
Accounts receivable	24,992	(27,263)		(2,271)
Accounts payable and accrued expenses	7,875	77,873		85,748
Accrued interest on notes payable
Note payable assumed in merger	-	395,000		395,000
Cash from acquisition of Bitech Mining Corporation	1,150,163	(1,150,163)		-
Recapitalization – payments to SPIN	-	(59,880)		(59,880)
Supplemental schedule of non-cash transactions:

NOTE 7. SUBSEQUENT EVENTS

Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it had received the necessary documentation to process the Company’s request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022. The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. was changed to “BTTC” on July 8, 2022.

F-21

BITECH TECHNOLOGIES CORPORATION

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

PROSPECTUS

__________, 2022

Through and including [●], 2022 (the 40th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration Fee	$2,105.48
Legal fees and expenses*	45,000.00
Accounting fees and expenses*	5,500.00
Printing expenses*	1,500.00
Miscellaneous expense*	750.00
Total expenses*	$54,855.48

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that our directors shall not be liable to us for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director’s duty of loyalty to the corporation or it, stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit. In addition, directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

II-1

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

II-2

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Any repeal or amendment of provisions of our certificate of incorporation, as amended, affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since July 1, 2019 involving unregistered issuances of our common equity securities. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. Except as otherwise noted below, we issued all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D or Regulation S promulgated thereunder.

On March 31, 2022, the Company issued an aggregate of 9,000,000 shares of the Company’s Series A Convertible Preferred Stock in exchange for an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining.

The Series A Preferred Stock was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D or Regulation S promulgated thereunder since the Share Exchange did not involve a public offering. The recipients were sophisticated investors and had access to information normally provided in a prospectus regarding the Company. In addition, the recipients were “accredited investors” as that term is defined in Rule 501(a) of Regulation D. Further, the issuance was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, the recipients had the necessary investment intent as required by Section 4(a)(2) since they agreed to allow us to include a legend on the Series A Preferred Stock and the Common Stock issuable upon conversion of those shares stating that such shares are restricted pursuant to Rule 144 of the Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”

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On April 19, 2022, the Company issued 4,635,720 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025 and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

Effective as of June 27, 2022, the Company issued an aggregate of 485,781,168 shares of its Common Stock upon the conversion of 9,000,000 shares of its Series A Convertible Preferred Stock. No additional consideration was paid to the Company in connection with the issuance. The common stock was issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

On August 2, 2022, the Company issued 2,250,000 shares of its Common Stock to an entity as compensation for future services at a fair value price on the date of issuance of $0.16 per share.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation dated March 4, 1998. (Incorporated by reference to Exhibit 3(i) to the Company’s Form 10-SB filed with the SEC on January 5, 2000.)

3.2	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference to Exhibit 3(i) to the Company’s Form 10-SB filed with the SEC on January 5, 2000.)

3.3	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference to Exhibit 3(iv) to the Company’s Form 10KSB filed with the SEC on May 21, 2003.)

3.4	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference to Exhibit 3(i)(d) to the Company’s Form 10-KSB filed with the SEC on May 20, 2004.)

3.5	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference to Exhibit 3(i)(d) to the Company’s Form 10-KSB filed with the SEC on April 15, 2005)

3.6	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference to Exhibit 3(i)(f) to the Company’s Form 10-QSB filed with the SEC on November 16, 2005)

3.7	Certificate of Amendment to Certificate of Incorporation dated September 30, 2015 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on October 7, 2015.)

3.8	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference to Exhibit 3.8 to the Company’s Form 10-K filed with the SEC on March 26, 2021.)

3.9	By-Laws dated April 23, 1998. (Incorporated by reference to Exhibit 3(ii) to the Company’s Form 10-SB filed with the SEC on January 5, 2000.)

3.10	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

3.11	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2022).

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3.12	Certificate of Amendment to Certificate of Incorporation, as amended, dated June 27, 2022. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022.)

5.1*	Opinion of Anthony L.G., PLLC.

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2020).

10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2020).

10.3	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2021).

10.4	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2021).

10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.6†	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.9†	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

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10.10†	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.11†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.12	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13^	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15*	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between Supergreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021.

10.16*	Amendment of Patent & Technology Exclusive License Agreement entered into between Supergreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021.

10.17*	Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between Supergreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022.

21.1*	List of Subsidiaries.
23.1*	Consent of BF Borgers CPA PC.
23.2*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
107*	Filing fee table.

Notes:

*	Filed herewith.
^	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
†	Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 15, 2022.

BITECH TECHNOLOGIES CORPORATION

By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin Tran as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities on August 15, 2022.

Name	Position

/s/ Benjamin Tran	Chief Executive Officer, Director and
Benjamin Tran	President (Principal Executive Officer)

/s/ Robert J. Brilon	Chief Financial Officer (Principal Financial and
Robert J. Brilon	Accounting Officer) and Director

/s/ Michael Cao	Director
Michael Cao

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